UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under Rule 14a-12

Teligent, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TELIGENT, INC.

105 Lincoln Avenue, PO Box 687

Buena, New Jersey 08310

April  , 2021

To Our Stockholders:

You are cordially invited to attend the 2021 annual meeting of stockholders of Teligent, Inc., to be held at 10:00 a.m. local time on May 26, 2021. Due to the public health impact of the coronavirus outbreak (“COVID-19”) and to support the health and well-being of our stockholders, this year’s annual meeting will be held in a virtual meeting format only (the “annual meeting”). You will be able to attend the annual meeting virtually and vote and submit questions for the annual meeting by visiting www.virtualshareholdermeeting.com/TLGT2021.

Details regarding the annual meeting, the business to be conducted at the annual meeting, and information about Teligent, Inc. that you should consider when you vote your shares are described in this proxy statement.

At the annual meeting, we will ask stockholders:

1.	To elect six persons to our Board of Directors;

2.	To approve and adopt a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Reverse Stock Split Charter Amendment”) to effect a reverse stock split of the common stock of the Company at a ratio to be determined by the Board within a range of between one-for-three and one-for-five, and publicly announced by the Company prior to the effectiveness of the Reverse Stock Split Charter Amendment;

3(a).	To approve and adopt the Second Amended and Restated Certificate of Incorporation of the Company (the “Proposed Amended and Restated Certificate of Incorporation”), which includes the changes in proposals 3(b), 3(c) and 3(d) below as separate proposals. The separate proposals are to approve and adopt the amendments in the Proposed Second Amended and Restated Certificate of Incorporation that:

(b)	Grant the Board of Directors sole authority to determine the size of the Board of Directors and to fill vacancies and newly created directorships on the Board of Directors;

(c)	Eliminate the ability of stockholders to act by written consent or electronic transmission; and

(d)	Eliminate the rights of holders of our common stock to vote on any amendment that relates solely to the terms of one or more outstanding series of our preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon;

4.	To approve, effective following approval of stockholders at the annual meeting and conditioned upon the effectiveness of a reverse stock split at a ratio of at least one-for-three, our 2021 Omnibus Incentive Plan (the “2021 Plan”);

5.	To approve, on an advisory basis, the compensation of our named executive officers;

6.	To ratify the selection of Grassi & Co. CPAs, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and

7.	To approve one or more adjournments to the annual meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve the proposals or to constitute a quorum, all as disclosed in this proxy statement.

The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the annual meeting or any adjournments or postponements thereof.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote during the annual meeting or submit your voting instructions by proxy. You may submit your voting instructions over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to submit a proxy in accordance with the instructions set forth in this proxy statement. We encourage you to submit a proxy so that your shares will be represented and voted at the annual meeting, whether or not you can attend.

If you have any questions or need assistance in voting your shares of our common stock, please contact our proxy solicitor, MacKenzie Partners, Inc., via telephone toll-free at (800) 322-2885 or (212) 929-5500 (call collect) or via email at proxy@mackenziepartners.com.

Thank you for your continued support of Teligent, Inc. We look forward to the annual meeting.

Sincerely,

Timothy B. Sawyer
Chief Executive Officer

TELIGENT, INC.

105 Lincoln Avenue, PO Box 687

Buena, New Jersey 08310

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

TIME:	10:00 a.m. local time

DATE:	May 26, 2021

PLACE:	Due to the public health impact of the coronavirus outbreak (“COVID-19”) and to support the health and well-being of our stockholders, this year’s annual meeting will be held in a virtual meeting format only. You can virtually attend the live webcast of the annual meeting at www.virtualshareholdermeeting.com/TLGT2021. For more information, see “Important Information About the Annual Meeting and Voting – How Do I Vote?” below.

PURPOSES:

1.	To elect six directors to serve one-year terms until the 2022 annual meeting;

2.	To approve and adopt a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Reverse Stock Split Charter Amendment”) to effect a reverse stock split of the common stock of the Company at a ratio to be determined by the Board within a range of between one-for-three and one-for-five, and publicly announced by the Company prior to the effectiveness of the Reverse Stock Split Charter Amendment;

3(a).	To approve and adopt the Second Amended and Restated Certificate of Incorporation of the Company (the “Proposed Amended and Restated Certificate of Incorporation”), which includes the changes in proposals 3(b), 3(c) and 3(d) below as separate proposals. The separate proposals are to approve and adopt the amendments in the Proposed Second Amended and Restated Certificate of Incorporation that:

(b)	Grant the Board of Directors sole authority to determine the size of the Board of Directors and to fill vacancies and newly created directorships on the Board of Directors;

(c)	Eliminate the ability of stockholders to act by written consent or electronic transmission; and

(d)	Eliminate the rights of holders of our common stock to vote on any amendment that relates solely to the terms of one or more outstanding series of our preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon;

4.	To approve, effective immediately following the effectiveness of a reverse stock split at a ratio of at least one-for-three, our 2021 Omnibus Incentive Plan;

5.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement;

6.	To ratify the appointment of Grassi & Co. CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

7.	To approve one or more adjournments to the annual meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the proposals or to constitute a quorum; and

8.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote at the annual meeting and any adjournments thereof if you were the record owner of Teligent, Inc. common stock at the close of business on April 5, 2021, the record date for the annual meeting. A list of stockholders of record will be available at the annual meeting and during the ten days prior to the annual meeting (i) at our principal executive office, which is located at 105 Lincoln Avenue, PO Box 687, Buena, New Jersey 08310, and (ii) during the meeting at www.virtualshareholdermeeting.com/TLGT2021.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the annual meeting will begin promptly at 10:00 a.m. Eastern Time. Online access to the audio webcast will open 15 minutes prior to the start of the annual meeting to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time.

Log-in Instructions. To be admitted to the virtual annual meeting, you will need to log-in to www.virtualshareholdermeeting.com/ TLGT2021 using the 16-digit control number found on the enclosed proxy card or voting instruction form.

Technical Assistance. Beginning 15 minutes prior to, and during, the annual meeting, we will have support available to assist stockholders with any technical difficulties they may have accessing or hearing the virtual annual meeting. If you encounter any difficulty accessing, or during, the virtual annual meeting, please call the support team at 1.800.586.1548 (toll-free in the United States) or +1.303.562.9288 (for international participants).

Voting Prior to or at the Annual Meeting. An online portal is available to stockholders at www.proxyvote.com where you can view and download our proxy materials and have your shares voted in advance of the annual meeting by submitting your voting instructions via the Internet at www.proxyvote.com. You may vote your shares during the annual meeting (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/TLGT2021 during the meeting. However, you may also submit your voting instructions via the enclosed proxy card or pursuant to the instructions for submitting your proxy via the Internet or telephone that were included in the proxy materials. Any stockholder requiring assistance may contact MacKenzie Partners at 800-322-2885 (Toll Free), 212-929-5500 (Call Collect) or via email at proxy@mackenziepartners.com.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Philip K. Yachmetz
Chief Legal Officer and Corporate Secretary

TABLE OF CONTENTS

PAGE
IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	10
MANAGEMENT AND CORPORATE GOVERNANCE	12
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION	17
DELINQUENT SECTION 16(A) REPORTS	28
REPORT OF AUDIT COMMITTEE	29
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	30
PROPOSAL 1: ELECTION OF DIRECTORS	31
PROPOSAL 2: AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK	32
PROPOSAL 3(a): SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY	40
PROPOSAL 3(b): AMENDMENT IN THE PROPOSED SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION THAT GRANTS THE BOARD OF DIRECTORS SOLE AUTHORITY TO DETERMINE THE SIZE OF THE BOARD OF DIRECTORS AND TO FILL VACANCIES AND NEWLY CREATED DIRECTORSHIPS ON THE BOARD OF DIRECTORS	42
PROPOSAL 3(c): AMENDMENT IN THE PROPOSED SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION THAT ELIMINATES THE ABILITY OF STOCKHOLDERS TO ACT BY WRITTEN CONSENT OR ELECTRONIC TRANSMISSION	44
PROPOSAL 3(d): AMENDMENT IN THE PROPOSED SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION THAT ELIMINATES THE RIGHTS OF HOLDERS OF OUR COMMON STOCK TO VOTE ON ANY AMENDMENT THAT RELATES SOLELY TO THE TERMS OF ONE OR MORE SERIES OF OUR PREFERRED STOCK	46
PROPOSAL 4: TELIGENT, INC. 2021 OMNIBUS INCENTIVE PLAN	48
PROPOSAL 5: ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT	56
PROPOSAL 6: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	57
PROPOSAL 7: ADJOURNMENT TO SOLICIT ADDITIONAL PROXIES	59
CODE OF CONDUCT AND ETHICS	60
OTHER MATTERS	60
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR	60
APPENDIX A: CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	A-1
APPENDIX B: SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	B-1
APPENDIX C: TELIGENT, INC. 2021 OMNIBUS INCENTIVE PLAN	C-1

TELIGENT, INC.

105 Lincoln Avenue, PO Box 687

Buena, New Jersey 08310

PROXY STATEMENT FOR THE TELIGENT, INC.

2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2021

This proxy statement, along with the accompanying notice of 2021 annual meeting of stockholders, contains information about the 2021 annual meeting of stockholders of Teligent, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 10:00 a.m. local time, on May 26, 2021. The annual meeting will be a completely virtual meeting, which will be conducted via live webcast.

In this proxy statement, we refer to Teligent, Inc. as “Teligent,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the annual meeting.

On or about April 13, 2021 we began sending the Important Notice Regarding the Availability of Proxy Materials to all stockholders entitled to vote at the annual meeting containing instructions on how to access our proxy statement for our 2021 annual meeting of stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 26, 2021

This proxy statement and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have your 16-digit control number(s) available that appears on your proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Directors of Teligent, Inc. is soliciting your proxy to vote at the 2021 annual meeting of stockholders to be held on May 26, 2021, at 10:00 a.m. local time and any adjournments or postponements of the annual meeting. Due to the public health impact of the coronavirus outbreak (“COVID-19”) and to support the health and well-being of our stockholders, this year’s annual meeting will be held in a virtual meeting format only (the “annual meeting”). You will be able to attend the annual meeting virtually and vote and submit questions for the annual meeting by visiting www.virtualshareholdermeeting.com/TLGT2021. This proxy statement, along with the accompanying Notice of 2021 Annual Meeting of Stockholders, summarizes the purposes of the annual meeting and the information you need to know to vote at the annual meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of 2021 Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 because you owned shares of Teligent common stock on the record date. The Company intends to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, and, if applicable, the proxy materials to stockholders on or about April  , 2021.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received an Important Notice Regarding the Availability of Proxy Materials by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Important Notice Regarding the Availability of Proxy Materials. Instead, the Important Notice Regarding the Availability of Proxy Materials instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on April 5, 2021 are entitled to vote at the annual meeting. On this record date, there were shares of our common stock outstanding and entitled to vote. Our outstanding shares of Series D Preferred Stock are not entitled to vote at the annual meeting.

You do not need to attend the annual meeting to have your shares voted. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to submit a proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer and Trust Company, or you have stock certificates registered in your name, you may submit your voting instructions:

•	By the Internet or by telephone. Follow the instructions included in the proxy card to submit a proxy by the Internet or telephone.
•

By mail.  If you received a proxy card by mail, you can submit your instructions by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board of Directors’ recommendations as noted below.

•	During the annual meeting. If you attend the meeting by visiting www.virtualshareholdermeeting.com/TLGT2021, you may vote and submit questions during the annual meeting (have your Important Notice Regarding the Availability of Proxy Materials or proxy card in hand when you visit the website).

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 25, 2021.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Stockholders owning shares through certain banks and brokers will be able to submit a proxy via the Internet or by telephone. If your shares are not registered in your own name and you plan to vote your shares during the annual meeting, you should contact your broker or agent to obtain a legal proxy and you will be assigned a virtual control number in order to vote your shares during the annual meeting. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/TLGT2021.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director;
•

“FOR” the approval and adoption of a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Reverse Stock Split Charter Amendment”) to approve a reverse stock split of the common stock of the Company at a ratio to be determined by the Board within a range of between one-for-three and one-for-five, and publicly announced by the Company prior to the effectiveness of the Reverse Stock Split Charter Amendment;

•

“FOR” the approval and adoption of the Second Amended and Restated Certificate of Incorporation of the Company (the “Proposed Second Amended and Restated Certificate of Incorporation”), which includes the below changes as separate proposals;

•

“FOR” the approval of the amendment in the Proposed Second Amended and Restated Certificate of Incorporation that grants the Board of Directors sole authority to determine the size of the Board of Directors and to fill vacancies and newly created directorships on the Board of Directors;

•	“FOR” the approval of the amendment in the Proposed Second Amended and Restated Certificate of Incorporation that eliminates the ability of stockholders to act by written consent or electronic transmission;

•

“FOR” the approval of the amendment in the Proposed Second Amended and Restated Certificate of Incorporation that eliminates the rights of holders of our common stock to vote on any amendment that relates solely to the terms of  one or more outstanding series of our preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon;

•	“FOR” the approval, effective immediately following the effectiveness of a reverse stock split at a ratio of at least one-for-three, the 2021 Omnibus Incentive Plan (the “2021 Plan”);
•	“FOR” approval, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement;
•	“FOR” the ratification of the selection of Grassi & Co. CPAs, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and
•	“FOR” the approval of one or more adjournments of the annual meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the proposals or if there is not a quorum.

If any other matter is presented at the annual meeting or any adjournment or postponement thereof, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•	by re-submitting your voting instructions by the Internet or by telephone as instructed above;
•	by notifying the Corporate Secretary of Teligent in writing before the annual meeting that you have revoked your proxy; or
•	by attending the annual meeting and voting. Attending the annual meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current voting instructions, whether submitted by Internet, telephone, or proxy card, is the one that will be counted.

What if I Receive More Than One Important Notice Regarding the Availability of Proxy Materials or Proxy Card?

You may receive more than one Important Notice Regarding the Availability of Proxy Materials or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 6 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Election of Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors and will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Approval of a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company to effect a reverse stock split of the common stock of the Company	The affirmative vote of the holders of a majority of the outstanding voting power of all common stock entitled to vote on the proposal is required to approve and adopt a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Reverse Stock Split Charter Amendment”) to effect a reverse stock split of the common stock of the Company at a ratio to be determined by the Board within a range of between one-for-three and one-for-five, and publicly announced by the Company prior to the effectiveness of the Reverse Stock Split Charter Amendment. Abstentions will have the same effect as a vote against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have the effect of a vote against this proposal.

Proposal 3(a): Approval of the Second Amended and Restated Certificate of Incorporation of the Company	The affirmative vote of the holders of a majority of the outstanding voting power of all common stock entitled to vote on the proposal is required to approve and adopt the Second Amended and Restated Certificate of Incorporation of the Company (the “Proposed Second Amended and Restated Certificate of Incorporation”). Abstentions will have the same effect as a vote against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have the effect of a vote against this proposal.

Proposal 3(b): Approval of the amendment in the Proposed Second Amended and Restated Certificate of Incorporation that grants the Board of Directors sole authority to determine the size of the Board of Directors and to fill vacancies and newly created directorships on the Board of Directors	The affirmative vote of the holders of a majority of the outstanding voting power of all common stock entitled to vote on the proposal is required to approve the amendment in the Proposed Second Amended and Restated Certificate of Incorporation that grants the Board of Directors sole authority to determine the size of the Board of Directors and to fill vacancies and newly created directorships on the Board of Directors. Abstentions will have the same effect as a vote against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have the effect of a vote against this proposal.

Proposal 3(c): Approval of the amendment in the Proposed Second Amended and Restated Certificate of Incorporation that eliminates the ability of stockholders to act by written consent or electronic transmission	The affirmative vote of the holders of a majority of the outstanding voting power of all common stock entitled to vote on the proposal is required to approve the amendment in the Proposed Second Amended and Restated Certificate of Incorporation that eliminates the ability of stockholders to act by written consent or electronic transmission. Abstentions will have the same effect as a vote against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have the effect of a vote against this proposal.

Proposal 3(d): Approval of the amendment in the Proposed Second Amended and Restated Certificate of Incorporation that eliminates the rights of holders of our common stock to vote on any amendment that relates solely to the terms of one or more outstanding series of our preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon	The affirmative vote of the holders of a majority of the outstanding voting power of all common stock entitled to vote on the proposal is required to approve the amendment in the Proposed Second Amended and Restated Certificate of Incorporation that eliminates the rights of holders of our common stock to vote on any amendment that relates solely to the terms of one or more outstanding series of our preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon. Abstentions will have the same effect as a vote against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have the effect of a vote against this proposal.

Proposal 4: Approval of the Teligent, Inc. 2021 Omnibus Incentive Plan	The affirmative vote of the holders of a majority of the total votes cast in person via attendance at the annual meeting or by proxy at the annual meeting is required to approve, effective immediately following the effectiveness of a reverse stock split at a ratio of at least one-for-three, the 2021 Omnibus Incentive Plan (the “2021 Plan”). Abstentions will have the same effect as a vote against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have the effect of a vote against this proposal.

Proposal 5: Approve on an Advisory Basis the Compensation of our Named Executive Officers	The affirmative vote of the holders of a majority of the total votes cast in person via attendance at the annual meeting or by proxy at the annual meeting is required to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement. Abstentions will have no effect on the outcome of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Organization and Compensation Committee and our Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Proposal 6: Ratify Selection of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the total votes cast in person via attendance at the annual meeting or by proxy at the annual meeting is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Grassi & Co. CPAs, P.C. as our independent registered public accounting firm for 2021, the Audit Committee of our Board of Directors will reconsider its selection.

Proposal 7: Approve one or more adjournments of the annual meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting cast in favor of the proposals or if there is not a quorum	For this proposal to be approved, a majority of the votes cast must be voted FOR such proposal unless there is not a quorum at the annual meeting, in which case, this proposal must be approved by the holders of a majority of the voting power represented by the shares present, in person (virtually) or by proxy, at the annual meeting. If a quorum is present at the annual meeting, abstentions will have no effect on this proposal. If a quorum is not present at the annual meeting, abstentions will have the same effect as a vote against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have the effect of a vote against this proposal.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or that you otherwise provide.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results, if available, in a Current Report on Form 8-K (the “Form 8-K”) within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. The Company has engaged MacKenzie Partners, Inc., a proxy solicitation firm, to assist in the solicitation and to assist stockholders in voting their shares. Any stockholder requiring assistance in voting their shares may contact MacKenzie Partners at 800-322-2885 (Toll Free), 212-929-5500 (Call Collect) or via email at proxy@mackenziepartners.com. The estimated fees anticipated to be paid to MacKenzie Partners, Inc. are approximately $12,500 and those costs will be borne by the Company (in addition to the Company’s paying the cost of mailing proxy materials). Our employees and directors may also solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable out-of-pocket costs.

What Constitutes a Quorum for the Annual Meeting?

The presence, via attendance at the virtual annual meeting or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person via attendance at the virtual annual meeting or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Why Are You Holding a Virtual Annual Meeting?

Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders, this year’s annual meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us during the annual meeting so they can ask questions of our board of directors or management. Just like we did during our in-person meetings and during the live Q&A session of the annual meeting, we may answer questions as they come in to the extent relevant to the business of the annual meeting, as time permits.

Attending the Annual Meeting

The annual meeting will convene at 10:00 a.m. Eastern Time on Wednesday, May 26, 2021. In order to participate in the annual meeting live via the Internet, you must register at www.virtualshareholdermeeting.com/TLGT2021 beginning at 9:45 a.m. Eastern Time on May 26, 2021. You need not attend the annual meeting in order to vote. See “How Do I Vote?” above for more information.

Even if you plan to attend the live webcast of the annual meeting, we encourage you to submit your voting instructions in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the virtual annual meeting. A replay of the annual meeting, as well as any questions pertinent to meeting matters and management’s answers (including any questions that could not be answered during the annual meeting due to time constraints), will be made publicly available on our investor relations website promptly after the virtual annual meeting.

Householding of Annual Disclosure Documents

The rules of the SEC concerning the delivery of annual disclosure documents allow us or your broker to send a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Important Notices Regarding the Availability of Proxy Materials, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single set of proxy materials this year, but you would prefer to receive your own copy, please contact Broadridge Financial Solutions, Inc., by calling their toll free number, 1-866-540-7095.

If you do not wish to participate in “householding” and would like to receive your own set of Teligent’s proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Teligent stockholder and together both of you would like to receive only a single set of proxy materials, follow these instructions:

•	If your Teligent shares are registered in your own name, please contact Broadridge Financial Solutions, Inc., and inform them of your request by calling them at 1-866-540-7095 or writing them at 51 Mercedes Way, Edgewood, New York 11717.

•	If a broker or other nominee holds your Teligent shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save the Company the cost of producing and mailing these documents by:

•	following the instructions provided on your proxy card;

•	following the instructions provided when you vote over the Internet; or

•	going to www.proxyvote.com and following the instructions provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2021 for (a) the executive officers named in the Summary Compensation Table on page 17 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group, and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of March 31, 2021 pursuant to the exercise or vesting, as applicable, of derivatives or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on shares of common stock outstanding on March 31, 2021. Except as otherwise indicated, the address of each of the persons in this table is c/o Teligent, Inc., 105 Lincoln Avenue, PO Box 687, Buena, New Jersey 08310.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
None

Directors and Named Executive Officers
Timothy B. Sawyer(1)	37,500	*
Jason Grenfell-Gardner(2)	6,029	*
Bhaskar Chaudhuri(3)	27,457	*
Steven Koehler(4)	22,625	*
John Celentano(5)	21,251	*
Carole S. Ben-Maimon, M.D.(6)	16,457	*
Thomas J. Sabatino, Jr.(7)	14,875	*
William S. Marth(8)	0	*
R. Carter Pate(9)	0	*
Philip K. Yachmetz(10)	0	*
Damian Finio(11)	3,000	*
All current executive officers and directors as a group (9 persons) (1)(3)(4)(5)(6)(7)(8)(9)(10)	140,165	*

 *   Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Consists of 37,500 shares of common stock held by Mr. Sawyer which may be acquired pursuant to stock options exercisable within 60 days after March 31, 2021. Does not include options to purchase 1,112,500 shares of our common stock which have not vested and will not be exercisable within 60 days after March 31, 2021.

(2)	Consists of 6,029 shares of common stock held by Mr. Grenfell-Gardner. Mr. Grenfell-Gardner resigned on February 4, 2020.

(3)	Consists of 1,000 shares of common stock held by Mr. Chaudhuri and 26,457 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after March 31, 2021. Does not include options to purchase 2,000 shares of our common stock which have not vested and will not be exercisable within 60 days after March 31, 2021.

(4)	Consists of 500 shares of common stock held by Mr. Koehler and 22,125 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after March 31, 2021. Does not include options to purchase 2,000 shares of our common stock which have not vested and will not be exercisable within 60 days after March 31, 2021.

(5)	Consists of 2,000 shares of common stock held by Mr. Celentano and 19,251 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after March 31, 2021. Does not include options to purchase 2,000 shares of our common stock which have not vested and will not be exercisable within 60 days after March 31, 2021.

(6)	Consists of 1,600 shares of common stock held by Dr. Ben-Maimon and 14,857 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after March 31, 2021. Does not include options to purchase 2,000 shares of our common stock which have not vested and will not be exercisable within 60 days after March 31, 2021.

(7)	Consists of 2,500 shares of common stock held by Mr. Sabatino and 12,375 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after March 31, 2021. Does not include options to purchase 2,000 shares of our common stock which have not vested and will not be exercisable within 60 days after March 31, 2021.

(8)	Does not include options to purchase 2,000 shares of our common stock held by Mr. Marth which have not vested and will not be exercisable within 60 days after March 31, 2021.

(9)	Does not include options to purchase 2,000 shares of our common stock held by Mr. Pate which have not vested and will not be exercisable within 60 days after March 31, 2021.

(10)	Does not include 367,505 shares underlying restricted stock units held by Mr. Yachmetz which have not vested and will not vest within 60 days after March 31, 2021 or options to purchase 460,325 shares of common stock which have not vested and will not be exercisable within 60 days after March 31, 2021.

(11)	Consists of 3,000 shares of common stock held by Mr. Finio. Mr. Finio resigned on October 4, 2020.

MANAGEMENT AND CORPORATE GOVERNANCE

Our Board of Directors

On March 11, 2021, our Board of Directors accepted the recommendation of the Nominating and Corporate Governance Committee and voted to nominate Timothy B. Sawyer, John Celentano, Carole S. Ben-Maimon, M.D., William S. Marth, R. Carter Pate and Thomas J. Sabatino, Jr. for election at the annual meeting for a term of one year to serve until the 2022 annual meeting of stockholders, and until their respective successors have been elected and qualified, or until his or her earlier resignation or removal. Bhaskar Chaudhuri and Steven Koehler, who currently serve on our Board of Directors, are not seeking reelection.

Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position with the Company
Timothy B. Sawyer	55	Director, Chief Executive Officer
John Celentano(1)(2)	61	Director, Chairman of the Board
Carole S. Ben-Maimon, M.D.(2)(3)	62	Director
William S. Marth(1)(3)	66	Director
R. Carter Pate(2)(3)	66	Director
Thomas J. Sabatino, Jr. (1)(2)	62	Director

(1)	Member of the Organization and Compensation Committee of the Board of Directors.
(2)	Member of the Audit Committee of the Board of Directors.
(3)	Member of the Nominating and Corporate Governance Committee of the Board of Directors.

Our Board of Directors has reviewed the materiality of all direct and indirect relationships that each of our directors has with Teligent. Based upon this review, our Board of Directors has determined that the following members of the Board of Directors are “independent directors” as defined by the Nasdaq Listing Rules: John Celentano, Carole S. Ben-Maimon, M.D., William S. Marth, R. Carter Pate and John Celentano.

Timothy B. Sawyer – Chief Executive Officer and Director

Timothy B. Sawyer, age 55, has served as Chief Executive Officer and as a member of our Board of Directors since February 4, 2020. Prior to joining Teligent, from 1993 through 2009, Mr. Sawyer held a variety of senior executive positions in general management, marketing and sales at Barr Laboratories. From 2008 through 2009, Mr. Sawyer served as Executive Vice President, Global Generic Sales and Marketing and led a team of nearly 2,000 employees in 25 countries. Subsequent to his experience at Barr Laboratories, from 2009 through 2012, Mr. Sawyer served as Senior Vice President, Corporate Strategic Development at Mylan. More recently, from January 2014 through September 2017, Mr. Sawyer served as President, Retail Medicine of 1-800-Doctors, Inc. and from September 2017 through July 2019, he served as Chief Executive Officer of Geritrex, LLC, a private equity backed developer, manufacturer and marketer of generic over the counter pharmaceuticals. Mr. Sawyer holds a B.A. in Political Science from the University of Richmond. We believe Mr. Sawyers’s qualifications to serve as Chief Executive Officer and on the Board of Directors include his experience as a pharmaceutical executive and his experience in the commercialization of pharmaceutical products.

John Celentano – Director, Chairman of the Board

John Celentano, age 61, has served as a member of our Board of Directors since March 2015 and Chairman of the Board since July 2020. Mr. Celentano currently works as an advisor to the pharmaceutical industry.  He retired from Bristol-Myers Squibb Company in 2013 where he held senior leadership positions including: President, Bristol-Myers Squibb Healthcare Group (Mead Johnson Nutrition, ConvaTec, and Medical Imaging); Regional President roles in Emerging Markets/Asia Pacific, Latin America/Canada, and UK/Northern Europe; and SVP of Human Resources.  He serves on the Boards of privately held JJ White Inc. and the not-for-profit CMMB. Mr. Celentano holds a B.A. from the University of Delaware and an MBA from Drexel University. We believe Mr. Celentano’s qualifications to serve on the Board of Directors include his extensive experience in the pharmaceutical industry.

Carole S. Ben-Maimon, M.D. – Director

Carole S. Ben-Maimon, M.D., age 62, has served as a member of our Board of Directors since March 2016. Dr. Ben-Maimon is currently a director, President and Chief Executive Officer of Larimar Therapeutics, Inc. (formerly Zafgen, Inc.), which completed a business combination with Chondrial Therapeutics, Inc., effective May 28, 2020, with Chondrial surviving as a wholly owned subsidiary of Larimar. Larimar Therapeutics, Inc. focuses on developing therapies for complex rare diseases, specifically Friedreich's Ataxia. Prior to the consummation of the merger and from December 2016, Dr. Ben-Maimon served as Chondrial Therapeutics, Inc.’s President, Chief Executive Officer and a member of its Board. Prior thereto and from 2014 to 2016 Dr. Ben-Maimon served as a consultant at CSGB Consulting, LLC. From September 2011 to November 2014, Dr. Ben-Maimon served as President of the generic products division of Impax Laboratories, Inc. Prior to that, she served as Senior Vice President, Corporate Strategy, at Qualitest Pharmaceuticals, Inc. from July 2009 to July 2010. Prior to her role at Qualitest, she served as Founder, President and Chief Executive Officer and director of Alita Pharmaceuticals, Inc., an early stage, privately held specialty pharmaceutical company, from September 2006 to June 2009. Dr. Ben-Maimon also held executive positions with and served as a member of the board with Barr Pharmaceuticals from 2001 to 2006, including as President and Chief Operating Officer of Duramed Research, Inc. (a wholly-owned subsidiary of Barr Pharmaceuticals Inc.). Dr. Ben-Maimon also held executive positions with Teva Pharmaceuticals USA, where she served as Senior Vice President, Science and Public Policy, from 2000 to 2001, Senior Vice President, Research and Development, from 1996 to 2000 and Vice President, Medical and Regulatory Affairs, with Lemmon Company (a wholly owned subsidiary of Teva Pharmaceuticals, Inc.) from 1993 to 1996. She served as the Chairman of the board of the Generic Pharmaceutical Association from 1999 to 2002. Dr. Ben-Maimon is a graduate of Thomas Jefferson Medical College and received a Bachelor of Arts in biology from The University of Pennsylvania, where she graduated magna cum laude. She completed clinical and research training in internal medicine and nephrology at Thomas Jefferson University. We believe that Dr. Ben-Maimon’s qualifications to serve on the Board of Directors include her years of experience in the pharmaceutical industry, including prior positions in various senior executive roles at pharmaceutical companies.

William S. Marth – Director

William S. Marth, age 66, has served as a member of our Board of Directors since February 2021. Mr. Marth serves as the Managing Partner of North Ocean Ventures, LLC, a consulting firm that helps pharmaceutical businesses realize their full potential. From 2018 to 2020, Mr. Marth has served as the President and Chief Executive Officer of North America and Europe for Avet Pharma Holdings Inc., a wholly owned subsidiary of Emcure Pharmaceuticals Ltd. Mr. Marth served as President and Chief Executive Officer of Albany Molecular Research Inc. from January 2014 until January 2018. Mr. Marth served as a Director of Albany Molecular Research Inc. and as chairman of its board of directors from June to December 2013. Prior to this, Mr. Marth served in various senior leadership roles at Teva Pharmaceutical Industries Ltd., including President and Chief Executive Officer of Teva Pharmaceuticals – Americas, as well as CEO of Teva North America and CEO of Teva USA. In addition, he was a member of Teva’s global executive management team from 2007 to 2012. Mr. Marth has served and continues to serve on a number of private and charitable Boards. Mr. Marth earned his Bachelor of Science in Pharmacy from the University of Illinois and his M.B.A. from the Keller Graduate School of Management, DeVry University. We believe Mr. Marth’s qualifications to serve on the Board of Directors include his many years of experience in the generic pharmaceutical and contract manufacturing industries.

R. Carter Pate – Director

R. Carter Pate, age 66, has served as a member of our Board of Directors since February 2021. Mr. Pate is the founder and Chief Executive Officer of Carter Pate, LLC, a Family Private Equity Investment Company, and has served as a board member to public and private boards of directors since 2014. He is the former Chief Executive Officer of Providence Service Corp DBA LogistiCare, the largest non-emergency medical logistics company for Medicare and Medicaid. Mr. Pate currently serves on the Board of Optioncare Health and was the Chairman of the Board of its predecessor, BioScrip Inc. He also serves as a member of the Board, the Chairman of its Compensation Committee, and a member of the Audit Committee for Advanced Emissions Solutions. Mr. Pate served as a member of the board of directors of Red Lion Hotels Corporation from May 2019 until March 2021. Prior to these roles, Mr. Pate had a career with PricewaterhouseCoopers spanning nearly two decades, including his service as a Global/United States Managing Partner of U.S. Advisory and later the Health Care practice leader. He is a co-author of The Phoenix Effect: Nine Revitalizing Strategies No Company Can Do Without, originally published in 2002 and translated into five languages. Mr. Pate holds certifications as a Certified Public Accountant and Certified Forensic Public Accountant. Mr. Pate obtained his undergraduate degree in Accounting from Greensboro College and a Masters in Accounting and Information Management from the University of Texas at Dallas. We believe Mr. Pate’s qualifications to serve on the Board of Directors include his extensive financial experience and senior leadership roles with Pricewaterhouse Coopers, and service as a member of both public and private boards.

Thomas J. Sabatino, Jr. – Director

Thomas J. Sabatino, Jr., age 62, has served as a member of our Board of Directors since September 2017. Since February 15, 2020, Mr. Sabatino has served as Executive Vice President, General Counsel and Corporate Secretary of Tenneco, Inc., a designer, manufacturer and marketer of automotive products for original equipment and aftermarket customers. From April 2016 to December 2018, Mr. Sabatino served as Executive Vice President and General Counsel of Aetna Inc. with worldwide responsibility for leading its legal operations, including formulating corporate legal policy. Prior to joining Aetna, Mr. Sabatino worked for Hertz Global Holdings, Inc., where he served as Senior Executive Vice President, Chief Administrative Officer and General Counsel. He joined Hertz in 2015 after serving as Executive Vice President, Global Legal and Chief Administrative Officer of Walgreens Boots Alliance. Previously, in 2010, Mr. Sabatino was Executive Vice President and General Counsel of UAL Corporation and United Airlines, Inc., and was Executive Vice President and General Counsel of Schering-Plough Corporation from 2004 through 2009. He also has held General Counsel positions at Baxter International and American Medical International. Mr. Sabatino has received numerous awards from his peers, including Inside Counsel’s Transformative Leader Award (2012), the National Bar Association Gertrude E. Rush Award (2013) and the Equal Justice Works Scales of Justice Award (2014). He is Co-Chair of the Board of Directors of the Humane Society of the United States. He serves on the Board of Overseers for the University of Pennsylvania Law School and the Board of Directors of the International Institute for Conflict Prevention and Resolution. Mr. Sabatino earned his law degree from the University of Pennsylvania and his undergraduate degree from Wesleyan University in Connecticut. We believe Mr. Sabatino’s qualifications to serve on the Board of Directors include his many years of experience in the legal profession and his senior leadership positions of several healthcare companies.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2020, there were 31 meetings of our Board of Directors, and the various committees of the Board of Directors met a total of 14 times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during fiscal 2020. The Board of Directors has adopted a policy under which each member of the Board of Directors is strongly encouraged to attend each annual meeting of our stockholders. All of our directors attended our annual meeting of stockholders held in 2020.

Audit Committee. Our Audit Committee met ten times during fiscal 2020. This committee currently has five members: Steven Koehler (Chairman), Carole S. Ben-Maimon, M.D., John Celentano, R. Carter Pate, and Thomas J. Sabatino, Jr. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls, and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by the Nasdaq Listing Rules, as such standards apply specifically to members of audit committees. The Board of Directors has determined that Mr. Koehler is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement. A copy of the Audit Committee’s written charter is publicly available on our website at www.teligent.com.

Organization and Compensation Committee. Our Organization and Compensation Committee met three times during fiscal 2020. This committee currently has four members: Thomas J. Sabatino, Jr. (Chairman), John Celentano, Bhaskar Chaudhuri, and William S. Marth. Our Organization and Compensation Committee’s role and responsibilities are set forth in the Organization and Compensation Committee’s written charter, and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. Our Organization and Compensation Committee also administers our 2016 Equity Incentive Plan, as amended (the “2016 Plan”) and will administer the 2021 Omnibus Incentive Plan if approved by our stockholders. The Organization and Compensation Committee is responsible for determining the compensation of our chief executive officer, and conducts its decision-making process with respect to that issue without the chief executive officer present. All members of the Organization and Compensation Committee qualify as independent under the Nasdaq Listing Rules.

The Organization and Compensation Committee did not utilize the services of an independent compensation consultant in fiscal 2020. On January 18, 2021, after a through selection process, the Organization and Compensation Committee engaged Willis Towers Watson to serve as the Committee’s compensation advisor, which is discussed in more detail below.

The Organization and Compensation Committee reviews our compensation programs, analyzes market data, and evaluates our compensation programs, including measuring the competitiveness of our practices, against those of our peers. The Organization and Compensation Committee and, where applicable, the Chief Executive Officer review the performance of each named executive officer in light of the above factors and determine whether the named executive officer should receive any increase in base salary or receive a discretionary equity award based on such evaluation. During fiscal year 2020, the Organization and Compensation Committee determined the appropriate levels of compensation for our named executives by evaluating and weighting the achievement of certain corporate goals. The Organization and Compensation Committee also considered each executive’s weighted personal key performance indicator score, base salary, performance target, and bonus target. A copy of the Organization and Compensation Committee’s written charter is publicly available on our website at www.teligent.com.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee met once during fiscal 2020. This committee currently has four members: Bhaskar Chaudhuri (Chairman), Carole S. Ben-Maimon, M.D., William S. Marth and R. Carter Pate. The Nominating and Corporate Governance Committee’s role and responsibilities are set forth in the Nominating and Corporate Governance Committee’s written charter and include evaluating and making recommendations to the full Board of Directors as to the size and composition of the Board of Directors and its committees, evaluating and making recommendations as to potential candidates and evaluating current Board of Directors members’ performance. All members of the Nominating and Corporate Governance Committee qualify as independent under the Nasdaq Listing Rules.

If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in our Amended and Restated By-Laws and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement.

In addition, under our current corporate governance policies, the Nominating and Corporate Governance Committee may consider candidates recommended by stockholders as well as from other sources, such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Corporate Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a particular need on the Board of Directors, and concern for the long-term interests of our stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to propose a candidate for consideration as a nominee by the Nominating and Corporate Governance Committee under our corporate governance policies, it should submit such recommendation in writing to our Corporate Secretary at our corporate offices, 105 Lincoln Avenue, PO Box 687, Buena, New Jersey 08310.

The Nominating and Governance Committee considers issues of diversity among its members in identifying and considering nominees for director, and strives, where appropriate, to achieve a diverse balance of backgrounds, perspectives and experience on the board and its committees. The Nominating and Governance Committee seeks to develop a Board that reflects diverse backgrounds, experience, expertise, skill sets and viewpoints, actively seeking director candidates who bring diversity of age, gender, nationality, race, ethnicity, and sexual orientation. A copy of the Nominating and Governance Committee’s written charter is publicly available on our website at www.teligent.com.

Board of Directors Leadership Structure and Role in Risk Oversight

Our Board of Directors has five independent members and one non-independent member who serves as our Chief Executive Officer. We believe that the number of independent, experienced directors that make up our Board of Directors, along with the independent oversight of the Board of Directors by the Non-Executive Chairman, benefits our Company and our stockholders. All of our independent directors have demonstrated leadership in other organizations and are familiar with board of director processes.

The Chairman of the Board of Directors presides at all meetings of the Board of Directors. The Chairman is appointed on an annual basis by a majority vote of the directors. Currently, the offices of Chairman of the Board of Directors and Chief Executive Officer are separated. We have no fixed policy with respect to the separation of the offices of the Chairman of the Board of Directors and Chief Executive Officer. Currently, two separate individuals serve in the positions of Chairman of our Board of Directors and Chief Executive Officer. We believe that our current leadership structure is optimal for the Company at this time.

Our management is principally responsible for defining the various risks facing the Company, formulating risk management policies and procedures, and managing our risk exposures on a day-to-day basis. The Board of Directors’ principal responsibility in this area is to ensure that sufficient resources, with appropriate technical and managerial skills, are provided throughout the Company to identify, assess and facilitate processes and practices to address material risk and to monitor our risk management processes by informing itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board of Directors’ assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for the Company.

While the full Board of Directors has overall responsibility for risk oversight, the Board of Directors has elected to delegate oversight responsibility related to certain risk committees, which, in turn, report on the matters discussed at the committee level to the full Board of Directors. For instance, our Audit Committee focuses on the material risks facing the Company, including operational, market, credit, liquidity and legal risks. Additionally, our Organization and Compensation Committee is charged with reviewing and discussing with management whether our compensation arrangements are consistent with effective controls and sound risk management. Our management reports to the Board of Directors and Audit Committee on a regular basis regarding risk management.

Stockholder Communications to the Board of Directors

Stockholders who wish to send communications to our Board of Directors may do so by sending them c/o Teligent, Inc., Corporate Secretary, 105 Lincoln Avenue, PO Box 687, Buena, New Jersey 08310. Such communications may be addressed either to specified individual directors or the entire Board of Directors. The Corporate Secretary will have the discretion to screen and not forward to directors communications that the Corporate Secretary determines are communications unrelated to our business or governance, commercial solicitations, offensive, obscene, or otherwise inappropriate. The Corporate Secretary will, however, compile all stockholder communications that are not forwarded and such communications will be available to any director.

Executive Officers

We currently have one executive officer who is not also a director: Philip K. Yachmetz, who serves as our Chief Legal Officer and Corporate Secretary. We have an employment agreement with Mr. Yachmetz. See the section of our proxy statement entitled “Executive Officer and Director Compensation – Employment Agreements with Executive Officers.” We had two other executive officers during 2020, Mr. Grenfell-Gardner and Mr. Damian Finio, who resigned on February 4, 2020 and October 14, 2020, respectively.

Philip K. Yachmetz – Chief Legal Officer and Corporate Secretary

Philip K. Yachmetz, age 64, has served as our Chief Legal Officer and Corporate Secretary since July 2020. He leads the Legal, Human Resources, IT and Investor Relations teams. From 2015 through June 2020, Mr. Yachmetz, served as Chief Legal and Compliance Officer of Sovereign Medical Services, Inc., a privately held community healthcare system company. Prior to his position at Sovereign, Mr. Yachmetz held positions at Savient Pharmaceuticals, Inc. from 2004 to 2014, including Co-President, Chief Business Officer and General Counsel and Secretary from 2004 to 2014, and Senior Vice President, Executive Vice President, Chief Business Officer, General Counsel and Secretary from 2004 to 2013. Mr. Yachmetz holds a J.D. from the California Western School of Law and a B.A. from George Washington University.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued during the fiscal years ended December 31, 2020 and 2019 to our current Chief Executive Officer and Chief Legal Officer, and our former Chief Executive Officer and Chief Financial Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Nonequity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Timothy B. Sawyer,	2020	407,999	135,000	(3)	--	312,230	510,000	(4)	26,140	(5)	1,391,369
President and Chief Executive Officer(2)	2019	--	--		--	--	--		--		--

Philip K. Yachmetz,	2020	149,231	60,000	(7)	55,002	71,581	135,000	(8)	6,465	(9)	477,278
Chief Legal Officer	2019	--	--		--	--	--		--		--
and Corporate Secretary(6)

Jason Grenfell-Gardner,	2020	83,282	--		--	--	--		326,515	(11)	409,797
Former President and Chief Executive Officer(10)	2019	466,356	82,000		--	321,263	--		27,720	(12)	897,339

Damian Finio,	2020	295,460	74,588	(14)	--	113,897	--		19,758	(15)	503,703
Former Chief Financial Officer(13)	2019	329,750	70,858		--	127,358	--		23,856	(16)	551,822

(1)	These amounts represent the aggregate grant date fair value for stock and option awards for fiscal years 2020 and 2019, respectively, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 10 to our Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2020.

(2)	Effective February 4, 2020, Mr. Sawyer was appointed as President and Chief Executive Officer.

(3)	Bonus consists of $135,000 cash retention award conditioned upon Mr. Sawyer remaining employed through December 31, 2020, and the satisfaction of certain performance criteria.

(4)	Consists of $510,000 cash incentive award for 2020.

(5)

Consists of (i) $16,366 relating to premiums for medical and dental insurance paid for by the Company, (ii) $1,103 in premiums paid for life and disability insurance to benefit Mr. Sawyer, and (iii) $8,671 of matching contributions made under the Company’s 401(k) plan.

(6)	Effective July 16, 2020, Mr. Yachmetz was appointed as Chief Legal Officer and Corporate Secretary.

(7)	Bonus consists of (i) $25,000 signing bonus and (ii) $35,000 cash retention award conditioned upon Mr. Yachmetz remaining employed through December 31, 2020 and the satisfaction of certain performance criteria.

(8)	Consists of $135,000 cash incentive award for 2020.

(9)	Consists of (i) $2,487 relating to premiums for medical and dental insurance paid for by the Company, (ii) $551 in premiums paid for life and disability insurance to benefit Mr. Yachmetz with a face amount of $600,000, and (iii) $3,426 of matching contributions made under the Company’s 401(k) plan.

(10)	Mr. Grenfell-Gardner resigned as President and Chief Executive Officer effective February 4, 2020.

(11)	Consists of (i) $2,056 relating to premiums for medical and dental insurance paid for by the Company, (ii) $220 in premiums paid for for life and disability insurance to benefit Mr. Grenfell-Gardner with a face amount of $600,000, (iii) $5,944 of matching contributions made under the Company’s 401(k) plan, and (iv) pursuant to the Separation Agreement between the Company and Mr. Grenfell-Gardner dated February 5, 2020, (a) $234,419, an amount equal to his base salary for a period of six months following his resignation, (b) $1,831 as payment in lieu of notice, and (c) $82,045 as a bonus payment for 2020.

(12)	Consists of (i) $15,209 relating to premiums for medical and dental insurance paid for by the Company, (ii) $1,311 in premiums paid for by the Company for life and disability insurance to benefit Mr. Grenfell-Gardner with a face amount of $600,000, and (iii) $11,200 of matching contributions made under the Company’s 401(k) plan.

(13)	Mr. Finio resigned as Chief Financial Officer effective October 14, 2020.

(14)	Consists of (i) $37,294 cash retention award conditioned upon Mr. Finio remaining employed through June 30, 2020 and (ii) $37,294 cash retention award conditioned upon Mr. Finio remaining employed through September 30, 2020.

(15)	Consists of (i) $7,555 relating to premiums for medical and dental insurance paid for by the Company, (ii) $803 in premiums paid for by the Company for life and disability insurance to benefit Mr. Finio with a face amount of $600,000, and (iii) $11,400 of matching contributions made under the Company’s 401(k) plan.

(16)	Consists of (i) $11,357 relating to premiums for medical and dental insurance paid for by the Company, (ii) $1,299 in premiums paid for by the Company for life and disability insurance to benefit Mr. Finio with a face amount of $600,000, and (iii) $11,200 of matching contributions made under the Company’s 401(k) plan.

Narrative Disclosure to Summary Compensation Table

During 2020 we transitioned our leadership with the hiring of Mr. Sawyer as our Chief Executive Officer in February, and Mr. Yachmetz as our Chief Legal Officer and Corporate Secretary in July. This transition in leadership included the hiring of other employees critical to the execution of our quality efforts.

While we continued to work diligently during 2020 to take corrective actions to address issues cited by the Food and Drug Administration (the “FDA”) in its November 2019 warning letter and strengthen our quality systems, we were unable to fully remediate these issues. The disruptions with respect to certain of our products and the diversion of resources to remediate the product quality issues had a negative impact on the Company’s business, financial position, results of operations and cash flows during 2020. Further, the Company experienced delays in the FDA’s pre-approval inspection for commercial production on the newly installed injectable line at the Buena, NJ facility.

Our operational and production challenges were further worsened by the COVID-19 pandemic. As a pharmaceutical manufacturing facility, we were considered "essential", and remained open in order to continue to supply our products to the patients that needed them. However, we were required to take several preventative measures to help ensure business continuity, while maintaining safe and stable operations. Moreover, the pandemic had a negative impact on patient demand for our products over the course of 2020.

In addition to our operational challenges, we were faced with a balance sheet and capital structure that negatively impacted our ability to successfully operate the business. As a result, we took material efforts to restructure our balance sheet, which included a series of strategic actions in partnership with our senior lenders and holders of our 9.5% Series C Senior Secured Convertible Notes due 2023 (“our Series C noteholders”) to recapitalize and enhance the Company’s financial flexibility. Through these actions, which were announced in January 2021, and with support from our senior lenders and Series C noteholders, the Company strengthened its balance sheet while also working to raise additional capital and position Teligent for success, including enabling it to complete the work necessary to remediate and address the issues raised by the FDA.

Employment Agreements with Executive Officers

Chief Executive Officer. Timothy B. Sawyer joined Teligent as our Chief Executive Officer and entered into an employment agreement, effective February 4, 2020 (the “CEO Employment Agreement”). Under the CEO Employment Agreement, Mr. Sawyer is entitled to an annual base salary of $480,000. Mr. Sawyer is also eligible to receive an annual performance bonus for each calendar year during the term of his employment, which may be payable in either cash, stock options and/or restricted stock, provided Mr. Sawyer is employed on December 31 of such fiscal year. Mr. Sawyer’s target annual performance bonus will be equal to 85% of his base salary then in effect for the applicable fiscal year. The amount of any such annual performance bonus will be determined by the Organization and Compensation Committee of the Board of Directors in its discretion, with reference to Mr. Sawyer’s fulfillment of performance goals established by the Organization and Compensation Committee of our Board of Directors.

In connection with the entry into the CEO Employment Agreement, Mr. Sawyer received a one-time grant of a non-qualified stock option to purchase 150,000 shares of common stock as an “inducement grant” under the Nasdaq Listing Rules with a per share exercise price of $3.90. The option will vest according to the following schedule: one-fourth of the shares subject to such award will vest on each of the first, second, third and fourth anniversaries of the effective date of the CEO Employment Agreement, subject to his continued employment through the relevant vesting date.

Either party may terminate Mr. Sawyer’s employment at any time, provided that Mr. Sawyer must provide 30 days’ written notice to the Company of any such termination. In the event that Mr. Sawyer’s employment is terminated without Cause (as defined in his employment agreement), Mr. Sawyer is entitled to (i) his unpaid base salary, the per diem value of any accrued but unpaid time off through the effective date of termination, and any reimbursable business expenses; (ii) his base salary as then in effect for a period of twelve months following termination of employment; (iii) any unpaid annual performance bonus for the prior fiscal year; (iv) his annual performance bonus that would otherwise have been payable to him for the year in which the termination occurs, prorated as of the date of termination; and (v) COBRA premiums for 12 months following his termination (or earlier if he becomes covered under the employee benefit plans of a subsequent employer). Further, to the extent then unvested, upon such termination, a pro-rata portion of his options and restricted stock will become vested. However, any such payment obligations will immediately terminate upon a judicial determination that Mr. Sawyer has breached certain confidentiality, non-solicitation, non-competition and/or conflict of interest provisions under his employment agreement.

The CEO Employment Agreement provides that, in the event of a “change in control,” provided he remains in continuous service with the Company through the consummation of such change in control, all unvested options and restricted stock awarded to Mr. Sawyer will immediately vest.

Mr. Sawyer is also subject to certain restrictive covenants as set forth in the CEO Employment Agreement, including confidentiality, non-solicitation and non-competition covenants. Mr. Sawyer also agrees to assign certain intellectual property to the Company. Mr. Sawyer is also entitled to participate in certain of the Company’s benefit programs on the same terms and conditions generally provided by the Company to its executive employees.

Chief Legal Officer and Corporate Secretary.  Philip K. Yachmetz joined Teligent as our Chief Legal Officer and Corporate Secretary and entered into an employment agreement, effective July 16, 2020 (the “CLO Employment Agreement”). Under the CLO Employment Agreement, Mr. Yachmetz is entitled to an annual base salary of $340,000.  In addition, Mr. Yachmetz received a signing bonus of $25,000. Mr. Yachmetz is also eligible to receive an annual performance bonus for each calendar year during the term of his employment, which may be payable in either cash, stock options and/or restricted stock, provided Mr. Yachmetz is employed on December 31 of such fiscal year. Mr. Yachmetz’s target annual performance bonus will be equal to 45% of his base salary then in effect for the applicable fiscal year; however, Mr. Yachmetz’s target bonus percentage for the 2020 calendar year was 50% of his base salary. The amount of any such annual performance bonus shall be determined by the Organization and Compensation Committee of the Board of Directors in its discretion, with reference to Mr. Yachmetz’s fulfillment of performance goals established by the Organization and Compensation Committee of our Board of Directors.  On October 30, 2020, based on Mr. Yachmetz’s increased responsibilities, the Board increased his annual base salary to $360,000 and his target annual performance bonus to 50% of his base salary.

In connection with the entry into the CLO Employment Agreement, Mr. Yachmetz received a one-time grant of (i) 32,500 shares of restricted stock, and (ii) a non-qualified stock option to purchase 36,325 shares of common stock at an exercise price of $2.34 per share as an “inducement grant” under the Nasdaq Listing Rules. The restricted stock and option will vest according to the following schedule: one-third of the shares subject to each such award will vest on each of the first, second, and third anniversaries of July 16, 2020, subject to his continued employment through the relevant vesting date.

Either party may terminate Mr. Yachmetz’s employment at any time, provided that Mr. Yachmetz must provide 30 days’ written notice to the Company of any such termination.  If Mr. Yachmetz’s employment is terminated by the Company without Cause (as defined in his employment agreement), Mr. Yachmetz is entitled to (i) his unpaid base salary through the effective date of termination and any reimbursable business expenses; (ii) his base salary as then in effect for a period of six months following termination of employment; (iii) his annual performance bonus that would otherwise have been payable to him for the year in which the termination occurs, prorated as of the date of termination; and (iv) COBRA premiums for six months following his termination (or earlier if he becomes covered under the employee benefit plans of a subsequent employer). Further, to the extent then unvested, upon such termination, a pro-rata portion of Mr. Yachmetz’s options and restricted stock will become vested. However, any such payment obligations will immediately terminate upon a judicial determination that Mr. Yachmetz has breached certain confidentiality, non-solicitation, non-competition and/or conflict of interest provisions under his employment agreement.

The CLO Employment Agreement provides that, in the event of a “change in control,” provided he remains in continuous service with the Company through the consummation of such change in control, all unvested options and restricted stock awarded to Mr. Yachmetz will immediately vest.

Mr. Yachmetz is also subject to certain restrictive covenants as set forth in the CLO Employment Agreement, including confidentiality, non-solicitation and non-competition covenants. Mr. Yachmetz also agrees to assign certain intellectual property to the Company. Mr. Yachmetz is also entitled to participate in certain of the Company’s benefit programs on the same terms and conditions generally provided by the Company to its executive employees.

Former President and Chief Executive Officer. Jason Grenfell-Gardner resigned as our President and Chief Executive Officer on February 4, 2020. Mr. Grenfell-Gardner did not receive any equity awards for fiscal 2020. To the extent not already vested, all of Mr. Grenfell-Gardner’s equity awards vested in full and became fully exercisable upon his resignation on February 4, 2020. All of Mr. Grenfell-Gardner’s vested equity subsequently expired and was no longer exercisable after 90 days of his resignation. Pursuant to the Separation Agreement between the Company and Mr. Grenfell-Gardner, he received (i) $234,419, an amount equal to one-twelfth of his annual base salary for a period of six months following his resignation, (ii) $1,831 payment in lieu of notice, and (iii) a bonus payment of $82,045 for 2020.

Former Chief Financial Officer. On January 3, 2020, pursuant to a Retention Bonus Program for certain key employees, Mr. Finio was awarded a retention bonus in the amount of $37,294 payable on June 30, 2020 provided Mr. Finio was employed as Chief Financial Officer of the Company on such date. On February 4, 2020, Mr. Finio received an incentive stock option grant to purchase 25,000 shares of common stock at an exercise price equal to $3.90 per share. The option was governed by the terms of the 2016 Plan and was to vest according to the following schedule: one-third of the shares subject to such award was to vest on a yearly basis beginning February 4, 2021. On March 2, 2020, based on Mr. Finio’s increased responsibilities, (i) his annual base salary was increased to $360,000, (ii) his target annual performance bonus was increased to 50% of his base salary, (iii) he was awarded an additional retention bonus of $37,294 payable on September 30, 2020 provided he was employed as Chief Financial Officer of the Company on such date, and (iv) he received an incentive stock option grant to purchase 26,359 shares of common stock at an exercise price equal to $4.40 per share. The option was governed by the terms of the 2016 Plan and was to vest according to the following schedule: one-third of the shares subject to such award will vest on yearly basis beginning on March 2, 2021. Mr. Finio forfeited all unvested equity compensation awards upon his resignation on October 14, 2020.

2020 Retention Plans

On January 3, 2020, in light of the uncertainty regarding our ongoing operations and restructuring efforts, the Board, upon the recommendation of the Organization and Compensation Committee, approved a cash retention award program that included former named executive officers and other key employees. Mr. Finio, our former Chief Financial Officer received two cash retention awards of $37,294 and $37,294, respectively. These retention awards were conditioned upon each participating executive remaining employed through June 30, 2020 and September 30, 2020, respectively.

On September 25, 2020, in light of the uncertainty regarding our ongoing operations and restructuring efforts, the Board, upon the recommendation of the Organization and Compensation Committee, approved a cash retention award program that included Messrs. Sawyer and Yachmetz and other key employees. Messrs. Sawyer and Yachmetz received cash retention awards of $135,000 and $35,000, respectively. These retention awards were conditioned upon each executive remaining employed through December 31, 2020, and the satisfaction of the following time and performance criteria:

FDA Inspection Target Metrics	Metric Weight
October 31, 2020 Milestone 1. Complete 30 Product Reviews including Lab Events, Complaints, Deviations, and PPQs	20%

November 30, 2020 Milestone

1.       Complete 42 (12 additional) Product Reviews including Lab Events, Complaints, Deviations, and PPQs

2.       Prepare two Process Validation Protocols (Protocol signed off)

3.       Execute two Process Validation Protocols (Report signed off)

4.       Prepare Cleaning Validation Protocol (Report signed off)

30% (equally allocated across four components)

December 31, 2020 Milestone

1.       Prepare six (four additional ) Process Validation Protocols (Protocol signed off)

2.       Execute four (two additional) Process Validation (Report signed off)

3.       Execute Cleaning Validation Protocol (Protocol signed off)

50% (equally allocated across three components)

Each executive received the full payment of his retention award based on continued service through December 31, 2020, and achievement of all of the defined performance criteria.

Compensation Consultant Engagement

On January 18, 2021, after a thorough selection process, the Organization and Compensation Committee engaged Willis Towers Watson to serve as its compensation advisor. Willis Towers Watson was selected given its significant experience advising on executive compensation issues, and its specific experience advising companies in the midst of restructuring efforts. Willis Towers Watson was asked to complete a competitive review of our executive compensation and provide advice related to 2020 annual incentives for our named executive officers and executive leadership team, as well as the structure of appropriate compensation programs for 2021, recognizing our recapitalization efforts and operational challenges.

Executive Compensation Analysis

As context for our executive compensation decisions related to 2020 incentives and the 2021 executive compensation program, Willis Towers Watson completed a review of our executive pay levels relative to competitive market practices. The basis for this market analysis included pay practices of the following publicly traded pharmaceutical companies which were selected on the basis of their comparability to us in terms of size, business dynamics, and complexity.

Alimera Sciences, Inc.	Evolus, Inc.	Novan, Inc.	TherapeuticsMD, Inc.
Amphastar Pharmaceuticals, Inc.	EyePoint Pharmaceuticals, Inc.	Osmotica Pharmaceuticals plc	Xeris Pharmaceuticals, Inc.
ANI Pharmaceuticals, Inc.	Jaguar Health, Inc.	Paratek Pharmaceuticals, Inc.
Aquestive Therapeutics, Inc.	KemPharm, Inc.	ProPhase Labs, Inc.
Assertio Holdings, Inc.	Neos Therapeutics, Inc.	Recro Pharma, Inc.

In addition to the peer group practices, executive compensation information was assembled from Willis Towers Watson’s 2020 Pharmaceutical and Health Sciences Executive Compensation Survey. The analysis generally indicated that our named executive officers’ compensation was below median market levels.

2020 Annual Incentives

In March 2021, the Organization and Compensation Committee approved the terms of our 2020 annual cash incentive plan. The plan included a combination of company-wide financial, operational and service level performance goals. Our 2020 performance with respect to these company-wide metrics resulted in a payout of 27.5% of target level. However, as provided under the plan, the Organization and Compensation Committee exercised its discretion and recommended, and the Board approved, annual incentive payouts of $510,000 for Mr. Sawyer and $135,000 for Mr. Yachmetz. These incentive payments were approved in recognition of the unanticipated impact of COVID-19 on our ability to achieve the performance goals established in March 2020, each executive’s individual performance in executing our quality remediation efforts and successful restructuring of our balance sheet to help ensure our future financial performance and position us for future stockholder value creation.

2021 Salary and Target Annual Incentive Adjustments

In recognition of Messrs. Sawyer and Yachmetz’s 2020 performance, and the results of the competitive pay analysis, the Organization and Compensation Committee recommended, and the Board approved salary increases for each executive. For 2021, Mr. Sawyer’s salary was increased to $525,000 while Mr. Yachmetz’s salary was increased to $375,000. In addition, given Mr. Yachmetz’s expanded role in the Company, the Organization and Compensation Committee recommended, and the Board approved an increase in Mr. Yachmetz’s 2021 target annual incentive opportunity to 55% of salary. Mr. Sawyer’s target annual incentive remains at 85% of salary for 2021.

2021 Annual Incentive Plan

The Organization and Compensation Committee recommended, and the Board approved, an annual cash incentive plan for 2021 that recognizes the continued operational challenges we face as well as the uncertainty around our potential financial performance. The program was adopted with the objective of continuing to emphasize a performance-based compensation program, while addressing the heightened need to retain the our leaders. As such, our 2021 annual incentive program for our named executive officers and other key management employees includes two components:

1.	2021 Performance-Based Cash Incentive – Our named executive officers will have the ability to earn 50% of their target annual incentive based on the achievement of specific company financial, service level, and remediation performance objectives. Under the terms of the plan, two six-month performance periods will be established, with performance goals set independently for each six-month period. Performance versus the goals will be evaluated at the end of each six-month period, with a payout to be made in the first quarter of 2022, when annual incentives have historically been paid under our incentive plans.

2.	2021 Cash Retention Award – Our named executive officers will receive a cash retention award equal to 50% of their target annual incentive opportunity. These retention awards are payable in installments, with 25% paid on September 30, 2021, 25% December 31, 2021, and 50% at the time any earned incentive under the 2021 Performance-Based Cash Incentive is payable.

2021 Equity Grants

Equity-based incentives continue to be a critical component of our overall executive and broader employee compensation program. We grant equity awards to our employees to align management’s interests with those of our stockholders, provide incentives for value creation in the enterprise, and attract and retain key talent. On March 11, 2021, the Organization and Compensation Committee recommended, and the Board approved, equity grants to all of our employees, including our named executives. These grants were made in the form of both stock options and restricted stock units. Grants to our named executive officers were as follows:

Executive	Stock Options	Restricted Stock Units
Timothy B. Sawyer	1,000,000	688,130
Philip K. Yachmetz	424,000	344,400

The stock options have a ten year term and are eligible to vest on the third anniversary of the grant based on the executive’s continued employment if certain performance requirements have been achieved. Specifically, for the options to be eligible to vest the following objectives must be achieved:

•	Lifting of the FDA warning letter;

•	FDA approval of the sterile facility; and

•	Launch of the first sterile product.

If any of these objectives is not achieved prior to the third anniversary of the grant, a portion of the option grant will be forfeited.

The restricted stock units will vest 25% per year on each annual anniversary of the grant based on continued service.

The stock option grants to each named executive officer, and Mr. Yachmetz’s restricted stock unit award were made under the 2016 Plan. Due to limitations in the 2016 Plan, Mr. Sawyer’s restricted stock unit award was granted subject to stockholder approval of the 2021 Plan, and, if such approval is obtained, will be made from shares authorized under the 2021 Plan.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table shows grants of stock options and grants of unvested stock awards outstanding on December 31, 2020 to each of the executive officers named in the Summary Compensation Table.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Timothy B. Sawyer, President and Chief Executive	–	150,000	(3)	3.90	2/4/2030	–		–

Philip K. Yachmetz, Chief Legal Officer	–	36,325	(4)	2.34	7/16/2030	23,505	(5)	17,629

Jason Grenfell-Gardner, Former Chief Executive Officer	–	–		–	–	–		–

Damian Finio,	8,333	–		28.50	1/12/2021	–		–
Former Chief Financial Officer	6,161	–		16.20	1/12/2021	–		–

(1)	To the extent not already vested, Mr. Finio forfeited any unvested equity compensation awards upon his resignation on October 14, 2020. Mr. Finio had the option to exercise any vested awards until January 1, 2021, and, since such award was not exercised, it has expired.

(2)	The market value of the stock award is determined by multiplying the number of shares by $0.75, the closing price of our common stock on The Nasdaq Stock Market on December 31, 2020, the last day of our fiscal year.

(3)	Options vest annually in four equal installments beginning on the first anniversary of the grant date.

(4)	Options vest annually in three equal installments beginning on the first anniversary of the grant date.

(5)	Restricted stock units vest annually in three equal installments beginning on the first anniversary of the grant date.

Potential Payments upon Termination or Change in Control

Termination Payments

Pursuant to his employment agreement, either party may terminate Mr. Sawyer’s employment at any time, provided that Mr. Sawyer must provide 30 days’ written notice to the Company of any such termination. In the event that Mr. Sawyer’s employment is terminated without Cause (as defined in his employment agreement), Mr. Sawyer is entitled to (i) his unpaid base salary, the per diem value of any accrued but unpaid time off through the effective date of termination and any reimbursable business expenses; (ii) his base salary as then in effect for a period of twelve months following termination of employment; (iii) any unpaid annual performance bonus for the prior fiscal year; (iv) his annual performance bonus that would otherwise have been payable to him for the year in which the termination occurs, prorated as of the date of termination; and (v) COBRA premiums for 12 months following his termination (or earlier if he becomes covered under the employee benefit plans of a subsequent employer). Further, to the extent then unvested, upon such termination, a pro-rata portion of his options and restricted stock will become vested. However, any such payment obligations will immediately terminate upon a judicial determination that Mr. Sawyer has breached certain confidentiality, non-solicitation, non-competition and/or conflict of interest provisions under his employment agreement.

Pursuant to his employment agreement, either party may terminate Mr. Yachmetz’s employment at any time, provided that Mr. Yachmetz must provide 30 days’ written notice to the Company of any such termination. If Mr. Yachmetz’s employment is terminated by the Company without Cause (as defined in his employment agreement), Mr. Yachmetz is entitled to (i) his unpaid base salary through the effective date of termination and any reimbursable business expenses; (ii) his base salary as then in effect for a period of six months following termination of employment; (iii) his annual performance bonus that would otherwise have been payable to him for the year in which the termination occurs, prorated as of the date of termination; and (iv) COBRA premiums for six months following his termination (or earlier if he becomes covered under the employee benefit plans of a subsequent employer). Further, to the extent then unvested, upon such termination, a pro-rata portion of Mr. Yachmetz’s options and restricted stock will become vested. However, any such payment obligations will immediately terminate upon a judicial determination that Mr. Yachmetz has breached certain confidentiality, non-solicitation, non-competition and/or conflict of interest provisions under his employment agreement.

Payments upon a Change in Control. The employment agreements of Mr. Sawyer and Mr. Yachmetz provide that, in the event of a “change in control,” provided they remain in continuous service with the Company through the consummation of such change in control, all unvested options and restricted stock awarded to them will immediately vest.

Change in Control Severance Policy

On January 9, 2020, the Organization and Compensation Committee approved the Teligent, Inc. Change in Control Severance Policy (the “Severance Policy”).  The purpose of the Severance Policy is to provide certain Company employees, including the Company’s named executive officers, with certain compensation and other benefits in the event of a termination of employment by the Company (or its acquirer or successor) without Cause (as defined in the Severance Policy) or by such employee for Good Reason (as defined in the Severance Policy) that occurs during the period following the date on which a Change of Control (as defined in the Severance Policy) is consummated, as designated in the addendum to the Severance Policy for a participant's applicable salary grade classification. In addition, if an eligible employee is entitled to similar severance or benefit continuation under another Company severance policy or an employment or severance agreement with the Company or an affiliate, any severance payable or benefits provided under such other arrangement will reduce or otherwise offset the severance benefits provided under the Severance Policy.

In the event of a qualifying termination, the Severance Policy makes available benefits to the participants in a tiered approach, with the nature of the benefits provided based upon the seniority of the position such participant occupies.  Upon a qualifying termination, the Company’s named executive officers will receive (i) base salary continuation payments for a period of twelve months following the qualifying termination; (ii) a prorated portion of the target bonus for the year in which the qualifying termination occurs; (iii) an amount equal to the target annual bonus and (iv) continued medical, dental and vision coverage under COBRA, which ceases after twelve months or when the individual becomes covered by another employer program, whichever occurs first.

Receipt of any compensation or benefits under the Severance Policy is subject to the participant’s execution of a general release of claims in favor of the Company, its successors and affiliates, and each of their officers, directors and employees.  In the event a participant has beached any duty of confidentiality, non-solicitation or non-competition owing to the Company, the participant will forfeit all further benefits payable under the Severance Policy and will, at the Organization and Compensation Committee’s direction, be required to repay to the Company any benefits previously received under the Severance Policy.

Director Compensation

Effective January 1, 2016, after consultation with its then compensation consultant, our Board of Directors revised the non-employee director compensation program. In addition, in August 2020, the Board of Directors amended the non-employee director compensation program to provide for an annual retainer for the Chairperson of the Board. Under the Company’s non-executive director compensation policy effective through December 31, 2020, each non-executive director of the Board of Directors received the following compensation:

•	An annual retainer of $25,000;

•	An additional annual retainer of $25,000 for the Chairperson of the Board;

•	An annual non-qualified stock option grant to purchase 2,000 shares of common stock, vesting on the first anniversary of their date of grant;

•	Each member of the Audit Committee received an annual cash retainer equal to $10,000 and the Chairperson of the Audit Committee received an additional cash retainer equal to $10,000;

•	Each member of the Organization and Compensation Committee received an annual cash retainer equal to $7,500 and the Chairperson of the Organization and Compensation Committee received an additional cash retainer equal to $7,500; and

•	Each member of the Nominating and Corporate Governance Committee received an annual cash retainer equal to $5,000, and the Chairman of the Nominating and Corporate Governance Committee received an additional cash retainer equal to $5,000

In addition, at the time of his or her appointment, each newly elected director was granted a non-qualified stock option to purchase 2,000 shares of our common stock and received payment of the applicable cash retainers, pro-rated for the duration of service during the year in which he or she was appointed. The stock options vest on the first anniversary of their date of grant.

In February 2021, after consultation with Willis Towers Watson, the Board of Directors reviewed and considered the then existing non-employee director compensation plan in comparison to the Company’s peer group and the Company’s interest in retaining and recruiting qualified members of the Board of Directors. Effective February 26, 2021, the Board of Directors revised the non-employee director compensation program. Under the Company’s new non-executive director compensation policy, each non-executive director of the Board of Directors will receive the following compensation effective January 1, 2021 (or pro-rated for the duration of service during the year in which the director was appointed):

•	An annual retainer of $45,000;

•	An additional annual retainer of $30,000 for the Chairperson of the Board;

•	Each member of the Audit Committee receives an annual cash retainer equal to $12,500, and the Chairperson of the Audit Committee receives an additional cash retainer equal to $10,000;

•	Each member of the Organization and Compensation Committee receives an annual cash retainer equal to $10,000, and the Chairperson of the Organization and Compensation Committee receives an additional cash retainer equal to $7,500; and

•	Each member of the Nominating and Corporate Governance Committee receives an annual cash retainer equal to $5,000, and the Chairman of the Nominating and Corporate Governance Committee receives an additional cash retainer equal to $5,000.

In addition, each non-employee director will receive an annual grant of restricted stock units (“RSUs”) with a value of $75,000 on the date of grant, such grants to be effective as of May 26, 2021 or such other date of the 2021 annual meeting of stockholders, and annually thereafter, prorated for partial years of service for directors who may be appointed in between annual meetings of stockholders, with all RSUs vesting upon the first anniversary of their grant, subject to continued service through the vesting date.

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2020 to each of our non-employee directors. Directors who are employed by us are not compensated for their service on our Board of Directors. Mr. Sawyer, who serves as our Chief Executive Officer, does not receive additional compensation for his service as a director and, therefore, is not included in the Director Compensation Table below. All compensation paid to Mr. Sawyer is reported in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)
Bhaskar Chaudhuri	41,192	4,482	23,607

Steven Koehler	43,615	4,482	45,674

John Celentano	56,546	4,482	61,028

Carole S. Ben-Maimon, M.D.	38,769	4,482	43,251

Thomas J. Sabatino, Jr.	36,233	4,482	40,715

(1)	These amounts represent the aggregate grant date fair value of stock options granted to each director in 2020 computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining the grant date fair value can be found in Note 10 to our Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2020.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2020.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders(1)	321,151	26.86	4,430,447
Equity compensation plans not approved by security holders	209,830	3.60	–
Total	530,981	18.31	4,430,447

(1)	These plans consist of the 2016 Equity Incentive Plan, the 2009 Equity Incentive Plan, as amended, and the 1999 Director Plan.

(2)	Reflects the weighted-average exercise price for outstanding stock options.

(3)	Includes information with respect to the 2016 Equity Incentive Plan. The 2009 Equity Incentive Plan (the “2009 Plan”) and the 1999 Director Plan were replaced by the 2016 Equity Incentive Plan. As of December 31, 2020, the Company had 4,430,447 shares available for issuance pursuant to the 2016 Plan.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires directors and executive officers, and persons who own more than 10% of the Company’s common stock, to report to the SEC their initial ownership of the Company’s common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC, and we are required to disclose in this proxy statement any late filings or failures to file.

Based solely on our review of electronic filings with the SEC of such reports and written representations from our directors and executive officers, we believe that, during the 2020 fiscal year, Timothy B. Sawyer, our Chief Executive Officer, had one late Form 3 filing and one late Form 4 filing (reporting a stock option award), and Keith James, our Principal Accounting Officer, had one late Form 3 filing. These filings were delayed due to the technical difficulties in obtaining the appropriate EDGAR codes for both Mr. Sawyer and Mr. James in light of the COVID-19 challenges relating to both the Company’s and the SEC’s staff working remotely.

In addition, James C. Gale, a former director, and certain affiliated funds, including Life Sciences Opportunities Fund (Institutional) II, L.P., Life Sciences Opportunities Fund II, L.P., and Signet Healthcare Partners, LLC, who collectively owned more than 10% of the Company’s common stock, had four late Form 4 filings reporting sales of common stock.

[REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors has furnished the following report:

The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements, and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board of Directors, which is available on our website at www.teligent.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2020, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management and Deloitte & Touche LLP, our independent registered public accounting firm;

•	Discussed with Deloitte & Touche LLP the matters required to be discussed in accordance with Auditing Standard No. 1301 - Communications with Audit Committees; and

•	Received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee and further discussed with Deloitte & Touche LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.]

Members of the Teligent, Inc. Audit Committee

Steven Koehler (Chair)
Carole S. Ben-Maimon, M.D.
John Celentano R. Carter Pate Thomas J. Sabatino, Jr.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than the compensation agreements and other arrangements which are described in the “Executive Officer and Director Compensation” section of this proxy statement, during our last fiscal year, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded $120,000 and in which any of our directors, nominees for director, executive officers, holders of more than five percent of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest.

Policies and Procedures Regarding Review, Approval, or Ratification of Related Person Transactions

The Audit Committee is responsible for reviewing and approving in advance the terms and conditions of all related person transactions. In carrying out its responsibilities, the Audit Committee reviews and considers information regarding the related person transaction as it deems appropriate under the circumstances, which may include information such as the related person’s interest in the transaction, the approximate dollar value involved in the transaction, whether the transaction was undertaken in the ordinary course of business, whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party and the purpose of, and the potential benefits to us of, the transaction. The Audit Committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is not inconsistent with our best interests.

ELECTION OF DIRECTORS

(Proposal 1)

On March 11, 2021, the Board of Directors nominated Timothy B. Sawyer, John Celentano, Carole S. Ben-Maimon, M.D., William S. Marth, R. Carter Pate, and Thomas J. Sabatino, Jr. for election at the annual meeting. If they are elected, they will serve on our Board of Directors until the 2022 Annual Meeting of Stockholders and until their respective successors have been elected and qualified, or until his or her earlier resignation or removal.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Timothy B. Sawyer, John Celentano, Carole S. Ben-Maimon, M.D., William S. Marth, R. Carter Pate, and Thomas J. Sabatino, Jr. In the event that any of the nominees become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

Vote Required for Approval

A plurality of the shares voted for each nominee at the annual meeting is required to elect each nominee as a director.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF TIMOTHY B. SAWYER, JOHN CELENTANO, CAROLE S. BEN-MAIMON, M.D., William s. marth, R. carter pate, and THOMAS J. SABATINO, jr. AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT
A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK

(Proposal 2)

The Proposal

The Board is seeking stockholder approval and adoption of an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Reverse Stock Split Charter Amendment”) to effect a reverse stock split of the outstanding shares of the Company’s common stock at a reverse stock split ratio ranging from any whole number between one-for-three and one-for-five, as determined by the Board and publicly announced by the Company (the “Reverse Stock Split”). The Board has unanimously approved and declared advisable the Reverse Stock Split Charter Amendment and recommends that our stockholders approve and adopt the Reverse Stock Split Charter Amendment. The foregoing description of the Reverse Stock Split Charter Amendment is a summary and is subject to the full text of the Reverse Stock Split Charter Amendment, which is attached hereto as Appendix A.

If stockholders approve this proposal, the Board will cause the Reverse Stock Split Charter Amendment to be filed with the Delaware Secretary of State and effect the Reverse Stock Split, and the Board will determine, in its discretion, the reverse stock split ratio within the range described herein. We will not reduce the number of authorized shares of common stock in connection with the Reverse Stock Split. No further action on the part of stockholders will be required to implement the Reverse Stock Split. If our stockholders approve both the Reverse Stock Split Charter Amendment and our Second Amended and Restated Certificate of Incorporation, we anticipate filing the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware prior to filing the Second Amended and Restated Certificate of Incorporation. However, approval of the Reverse Stock Split Charter Amendment by our stockholders is not cross-conditioned upon the approval of all or any other Proposals at the annual meeting.

The Reverse Stock Split Charter Amendment will effect a reverse stock split of the outstanding shares of the Company’s common stock at a reverse stock split ratio ranging from any whole number between one-for-three and one-for-five, as determined by the Board. As of April 5, 2021, shares of our common stock were issued and outstanding. Based on such issued and outstanding number of shares, immediately following the effectiveness of the Reverse Stock Split (and without giving effect to the rounding up of fractional shares to the nearest whole share), we will have, depending on the reverse stock split ratio selected by the Board, the number of issued and outstanding shares of common stock as illustrated in the table under the caption “–Effects of the Reverse Stock Split–Effect on Shares.”

Except for any changes as a result of the treatment of fractional shares as discussed below, all holders of the Company’s common stock will be affected proportionately by the Reverse Stock Split.

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share. No cash payments will be made in respect of any fractional shares. The par value of our common stock will continue to be $0.01 per share (see “–Effects of the Reverse Stock Split–Reduction in Stated Capital”).

Reasons for the Reverse Stock Split

On January 27, 2021, the Company issued approximately 85,412 shares of Series D Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), pursuant to an Exchange Agreement (the “Exchange Agreement”) with certain credit funds and accounts managed by affiliates of Ares Management Corporation and the holders of all of the Company’s 9.5% Series C Senior Secured Convertible Notes due 2023. Such approximately 85,412 shares of Series D Preferred Stock are currently convertible into 17,082,285 shares of our common stock, and, based upon shares of our common stock outstanding as of April 5, 2021, and 100,000,000 authorized shares of common stock under our current Amended and Restated Certificate of Incorporation, we do not currently have a sufficient number of authorized and unissued shares to permit the conversion of all issued and outstanding shares of Series D Preferred Stock. Pursuant to the terms of the Exchange Agreement, the Company is required to seek the requisite approval of its stockholders of an amendment to its amended and restated certificate of incorporation to allow for the conversion in full of all shares of Series D Preferred Stock into shares of common stock (either by an increase in the number of authorized shares of common stock, the effectuation of a reverse stock split, or otherwise) (the “Stockholder Approval”). The Exchange Agreement provides that, if the Company is unable to obtain the Stockholder Approval on or before July 1, 2021, then the Company will issue to each holder of Series D Preferred Stock, on a quarterly basis, additional shares of Series D Preferred Stock equal to 2.5% of the number of shares of Series D Preferred Stock originally issued to each such holder (the “Additional Shares”) until the Stockholder Approval is obtained (with a prorated amount of Series D Preferred Stock to be issued in the event the Stockholder Approval is obtained during any such calendar quarter). The Reverse Stock Split will enable us to comply with our obligations under the Exchange Agreement and avoid issuing any such Additional Shares.

The Company’s common stock is listed on the Nasdaq Global Select Market. We have previously received notices from the Listing Qualifications Department of Nasdaq stating that we did not comply with certain Nasdaq Listing Rules, including as a result of (i) the bid price of our common stock having closed below $1.00 per share for 30 consecutive days, which is the minimum required closing bid price for continued listing on Nasdaq pursuant to Listing Rule 5450(a)(1) (the “Bid Price Requirement”), and (ii) our having failed to maintain a minimum market value of publicly held shares of $15 million for 30 consecutive days (the “MVPHS Rule”). While we regained compliance with both the Bid Price Requirement and the MVPHS Rule, our Board believes that the Reverse Stock Split would, among other things, better enable us to maintain the listing of our common stock on Nasdaq. In the event that our stockholders fail to approve this proposal, the Company could be prevented in the future from complying with the minimum Bid Price Requirement, the MVPHS Rule or other Nasdaq listing requirements. If Nasdaq were to delist our common stock as a result of our failure to comply with the Minimum Bid Requirement or otherwise, then our common stock would likely become traded on the over the counter market maintained by OTC Markets Group Inc., which does not have the substantial corporate governance or quantitative listing requirements for continued trading that Nasdaq has. In that event, interest in our common stock could decline, and certain institutions may not have the ability to trade in our common stock, all of which could have a material adverse effect on the liquidity or trading volume of our common stock. If our common stock were to become significantly less liquid due to delisting from Nasdaq, our stockholders may not have the ability to liquidate their investments in our common stock as and when desired, and we believe our access to capital could become significantly diminished as a result. Also, due to certain state securities (blue sky) law requirements which apply to securities that are not listed on an exchange, our ability to consummate future public offerings could be materially limited, which could require that the Company undertake private placements of its debt or equity securities on terms that are significantly less favorable than if such securities were offered in a public offering. Our Board has considered the potential harm to the Company of a delisting from Nasdaq and believes that a reverse stock split would help us maintain compliance with Nasdaq listing rules.

The Board believes that an increase in the Company’s share price due to the Reverse Stock Split will also improve the marketability of our common stock. Brokerage firms frequently have internal practices and policies that discourage individual brokers from dealing in lower priced stocks. As a result, analysts at many brokerage firms are reluctant to recommend low-priced stocks to their clients or monitor the activity of low-priced stocks. The structure of brokerage commission payments also makes low-priced stocks unattractive and uneconomic because of the time-consuming procedures required to handle the low-priced stocks. The current share price of our common stock can also result in an individual stockholder paying transaction costs that represent a higher percentage of our total share value than would be the case if our share price were higher because brokers’ commissions on such stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks. These factors reduce the willingness of institutions to purchase our stock. The Board believes that an increase in our common stock share price due to the Reverse Stock Split should help alleviate these concerns and increase the marketability of our common stock.

Criteria to be Used for Determining the Reverse Stock Split Ratio

In determining which reverse stock split ratio to implement following the receipt of the requisite stockholder approval, the Board will consider various factors, including, without limitation:

•	the historical and then-prevailing trading price and trading volume of our common stock;

•	the expected impact of the Reverse Stock Split on the trading price of our common stock and the trading market of our common stock, in each case, in the short- and long-term;

•	the Company’s ability to continue its listing on the Nasdaq Global Select Market;

•	which reverse stock split ratio would result in the lowest cost to us; and

•	the prevailing general market and economic conditions.

Risks Associated with the Reverse Stock Split

We expect the Reverse Stock Split to increase the market price of our common stock. However, the effect of the Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share price that would attract investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance and general market conditions in our industry.

Further, following the Reverse Stock Split, because we are not reducing the number of authorized shares of common stock in connection with the Reverse Stock Split, we will have additional shares available to issue upon conversion or exercise of securities of the Company that are convertible into or exercisable for common stock. In addition, we may require significant proceeds from sales of our debt or equity securities to fund our operations in the near term, which will cause further dilution to stockholders. The issuance of a substantial number of shares of common stock or securities convertible into or exercisable for our common stock in the future could put downward pressure on the price of our common stock, and there is no assurance that the market price for our common stock will remain at a level sufficient to satisfy the Bid Price Requirement and Nasdaq’s other listing requirements.

Effective Time

The effective time of the Reverse Stock Split, if approved by stockholders and implemented by the Company, will be the date and time on which the Reverse Stock Split Charter Amendment is filed with the Delaware Secretary of State (the “Effective Time”). We will implement the Reverse Stock Split promptly after we receive stockholder approval of the proposal.

Fractional Shares

If the Reverse Stock Split will result in the issuance of fractional shares, the Company will not issue fractional shares. Instead, any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share. No cash payments will be made in respect of any fractional shares.

Effects of the Reverse Stock Split

After the effective date of the Reverse Stock Split, each stockholder will own a reduced number of shares of common stock. However, the Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described above. Voting powers and the rights and preferences of the holders of our common stock will not be affected by the Reverse Stock Split. The number of stockholders of record will not be materially affected by the Reverse Stock Split.

The principal effects of the Reverse Stock Split will be that:

•	the number of issued and outstanding shares of common stock will be reduced proportionately based on the final reverse stock split ratio, as determined by the Board;

•	based upon the reverse stock split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price, grant price, purchase price and/or the number of shares subject to all then outstanding stock options, restricted stock units and other awards (collectively, the “Equity Awards”) issued under our equity compensation plans, which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise of such Equity Awards;

•	the number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the reverse stock split ratio selected by the Board;

•	the conversion ratio of our Series D Preferred Stock will be adjusted proportionally based upon the reverse stock split ratio selected by the Board; and

•	all share and per share amounts in our financial statements and the notes thereto will be retroactively adjusted for all periods to give effect to the Reverse Stock Split.

Although the number of outstanding shares of our common stock would decrease following the Reverse Stock Split, the Board does not intend for a Reverse Stock Split to be the first step in a “going private transaction” within the meaning of Rule 13a-3 of the Exchange Act.

The following table contains approximate information, based on share information as of April 5, 2021, relating to our outstanding common stock based on the proposed Reverse Stock Split assuming that this proposal is approved and the Reverse Stock Split is implemented.

Status	Approximate Shares of Common Stock Outstanding	Shares of Common Stock Reserved for Future Issuance	Shares of Common Stock Available for Issuance
Pre-Reverse Stock Split
Post-Reverse Stock Split, 1-for-3 Ratio
Post-Reverse Stock Split, 1-for-5 Ratio

After the effective date of the Reverse Stock Split, our common stock will have a new CUSIP number. Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of the Reverse Stock Split will not affect the registration of our common stock under the Exchange Act.

Reduction in Stated Capital

In connection with the Reverse Stock Split, the par value of the Company’s common stock will remain $0.01 per share. As a result of the Reverse Stock Split, at the Effective Time, the stated capital on the Company’s balance sheet attributable to our common stock will be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Shares Held in Book-Entry and Through a Broker, Bank or Other Nominee

The combination of, and reduction in, the number of our outstanding shares of common stock as a result of the Reverse Stock Split will occur automatically at the Effective Time without any additional action on the part of our stockholders.

Upon the effectiveness of the Reverse Stock Split, we intend to treat stockholders holding shares of our common stock in “street name” (that is, through a broker, bank or other nominee) in the same manner as registered stockholders whose shares of our common stock are registered in their names. Brokers, banks or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name”; however, these brokers, banks or other nominees may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock with a broker, bank or other nominee, and you have any questions in this regard, we encourage you to contact your broker, bank or nominee.

If you hold registered shares of our common stock in book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold.

If you hold any of your shares of our common stock in certificated form, you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-Reverse Stock Split shares of our common stock for either: (1) a certificate representing the post-Reverse Stock Split shares of our common stock or (2) post-Reverse Stock Split shares of our common stock in a book-entry form, evidenced by a transaction statement that will be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold. Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares of our common stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

Stockholders should not destroy any share certificate(s) and should not submit any share certificate(s) until requested to do so.

Potential Anti-Takeover Effect

The Board and the Company’s management do not currently anticipate using the effective increase in the percentage of our authorized but unissued shares that will result from the Reverse Stock Split to make it more difficult or to discourage a future merger, tender offer or proxy contest or the removal of incumbent management. Proposal 2 is not the result of management’s knowledge of an effort to accumulate or securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise.

Summarized in the following paragraphs are provisions included in our current Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders.

The DGCL: We are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), which prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder,” generally a person which together with its affiliates owns, or within the last three years has owned, 15% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless our Board of Directors approved either the business combination or the transaction which resulted in such person becoming an interested stockholder prior to such time, the interested stockholder acquired at least 85% of our outstanding voting stock in the transaction in which it became an interested stockholder, or at or subsequent to such time the business combination is approved by our Board of Directors, it is approved by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. The restrictions contained in Section 203 are not applicable to any of our existing stockholders that owned 15% or more of our outstanding voting stock upon the closing of the initial public offering of our common stock.

Special Meetings of Stockholders; Advance Notice Requirements for Stockholder Proposals and Director Nominations: Our current Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the chairman of our board of directors, our chief executive officer or our board of directors. In addition, our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder's intention to bring such business before the meeting. These provisions may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us. Our current Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain other provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors, including, among other things:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	the ability of the Board to issue shares of preferred stock and to determine the price and other terms of those shares, including rights, voting powers, preferences and rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer; and

•	the ability of the Board to amend our Amended and Restated Bylaws, which may allow the Board to take additional actions to prevent a hostile acquisition and inhibit the ability of an acquirer to amend our Amended and Restated Bylaws to facilitate a hostile acquisition.

As discussed in Proposals 3(a)-(d), our Board is recommending certain additional changes to our Amended and Restated Certificate of Incorporation.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of material U.S. federal income tax consequences to U.S. Holders (as defined below) of the Reverse Stock Split, but this summary does not purport to be a complete analysis of all potential tax considerations. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws and tax treaties are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings, administrative pronouncements and guidance of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities are subject to change or differing interpretations that may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS or an opinion of counsel regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to those discussed below regarding the tax consequences to U.S. Holders of the purchase, ownership and disposition of our common stock.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of shares of our common stock that is (a) an individual citizen or resident of the United States for U.S. federal income tax purposes, (b) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (i) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons (as described in the Code), or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

This discussion is limited to U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders subject to special rules, including, without limitation:

•	individuals, entities or arrangements that are not U.S. Holders;

•	U.S. Holders whose functional currency is not the U.S. dollar;

•	persons subject to the alternative minimum tax;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(I)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.

If a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes holds our common stock, the tax treatment of the partnership and a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the purchase, ownership and disposition of our common stock.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE TAX ADVICE. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

We intend to take the position that the Reverse Stock Split constitutes a recapitalization for U.S. federal income tax purposes. Assuming the Reverse Stock Split so qualifies, a U.S. Holder will not recognize gain or loss on the Reverse Stock Split (except with respect to the rounding up of any fractional share), the aggregate tax basis of the shares of our common stock received by a U.S. Holder in the Reverse Stock Split will be equal to the aggregate tax basis of the shares exchanged therefor (less any portion of such basis allocable to a fractional share), and the holding period for the shares of our common stock received by a U.S. Holder in the Reverse Stock Split will include the holding period of the shares exchanged therefor. However, even assuming that the Reverse Stock Split qualifies as a recapitalization, U.S. Holders whose fractional shares resulting from the Reverse Stock Split are rounded up to the nearest whole share may recognize gain for U.S. federal income tax purposes equal to the value of the additional fractional share. If any such gain were recognized, we believe that the gain would not be material. U.S. Holders should consult their own tax advisors regarding the tax consequences of the Reverse Stock Split for U.S. federal income tax purposes.

Rights of Appraisal

Under Delaware law, there are no appraisal rights with respect to the Reverse Stock Split Charter Amendment to be voted upon at the annual meeting.

Vote Required for Approval

The affirmative vote of the holders of a majority of the outstanding voting power of all common stock entitled to vote on the proposal is required to approve and adopt the Reverse Stock Split Charter Amendment to effect a reverse stock split of the common stock of the Company at a ratio to be determined by the Board within a range of between one-for-three and one-for-five, and publicly announced by the Company prior to the effectiveness of the Reverse Stock Split Charter Amendment. Approval of this Proposal 2 by our stockholders is not cross-conditioned upon the approval of all or any of Proposals 3(a)-(d) by our stockholders relating to our proposed Second Amended and Restated Certificate of Incorporation. Approval of Proposal 4 relating to our 2021 Omnibus Incentive Plan is conditioned up upon the effectiveness of a Reverse Stock Split at a ratio of at least one-for-three. If our stockholders do not approve the Reverse Stock Split Charter Amendment, then such condition to the effectiveness of the 2021 Omnibus Incentive Plan cannot be satisfied.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL AND ADOPTION OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK AT A REVERSE STOCK SPLIT RATIO RANGING FROM ANY WHOLE NUMBER BETWEEN ONE-FOR-THREE AND ONE-FOR-FIVE, AS DETERMINED BY THE BOARD AND PUBLICLY ANNOUNCED BY THE COMPANY.

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY

(Proposal 3(a))

The Proposal

Proposals 3(a)-(d) relate to the proposed further amendment and restatement of our Amended and Restated Certificate of Incorporation (as proposed to be further amended and restated, the “Proposed Second Amended and Restated Certificate of Incorporation”). We are seeking stockholder approval of the Proposed Second Amended and Restated Certificate of Incorporation to update and make the document current and to improve the quality of our corporate governance. The Proposed Second Amended and Restated Certificate of Incorporation includes various updating, immaterial and clarifying changes, which we believe do not substantively affect stockholder rights, including:

•	A revised indemnification provision that eliminates the requirement that the Company indemnify former employees and agents and provides for indemnification and the advancement of expenses to each person who is or was a director or officer of the Company as set forth in the Company’s by-laws.

•	Removal of the provisions related to series of preferred stock that are no longer outstanding.

In addition, there are several changes in the Proposed Second Amended and Restated Certificate of Incorporation that could be deemed to substantively affect stockholder rights, which have been set forth as separate subproposals:

•	Proposal 3(b). The Proposed Second Amended and Restated Certificate of Incorporation grants the Board of Directors sole authority to determine the exact number of members of the Board of Directors and to fill vacancies on the Board of Directors and any newly created directorships on the Board of Directors.

•	Proposal 3(c). The Proposed Second Amended and Restated Certificate of Incorporation eliminates the ability of stockholders to act by written consent or electronic transmission in lieu of a meeting of stockholders.

•	Proposal 3(d). The Proposed Second Amended and Restated Certificate of Incorporation eliminates the rights of holders of our common stock to vote on any amendment that relates solely to the terms of one or more outstanding series of our preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon.

Our Board of Directors unanimously approved and declared advisable, and unanimously recommends for stockholder approval, this Proposal 3(a), which would further amend and restate our Amended and Restated Certificate of Incorporation. The following discussion does not purport to be complete or cover all aspects in which the Company’s governance under the Proposed Certification of Incorporation would differ from the governance provisions currently in effect. For complete information, you should read the full text of the Proposed Second Amended and Restated Certificate of Incorporation included as Appendix B to this proxy statement.

In recommending the Proposed Second Amended and Restated Certificate of Incorporation, the Board of Directors was not motivated to implement anti-takeover mechanisms and has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. Further, the proposed changes discussed below in Proposals 3(b), 3(c) and 3(d) are not the result of the Company’s knowledge of any effort by any party to accumulate the Company’s securities or otherwise obtain control of the Company by means of a merger, tender offer, solicitation in opposition or otherwise.

Rights of Appraisal

Under Delaware law, there are no appraisal rights with respect to the Proposed Second Amended and Restated Certificate of Incorporation, including the proposed changes in Proposals 3(b), 3(c) and 3(d), to be voted upon at the Annual Meeting.

Vote Required for Approval

The affirmative vote of the stockholders holding a majority of the outstanding common stock entitled to vote thereon is required to approve and adopt the Proposed Second Amended and Restated Certificate of Incorporation. Each of the proposals comprising Proposal 3 is an element of a comprehensive updating of the Company’s governance arrangements. However, none of the proposals comprising Proposal 3 is cross-conditioned upon any of the other proposals comprising Proposal 3 being approved by the stockholders. Each of the proposed changes discussed below in Proposals 3(b), 3(c) and 3(d) is being voted on separately by the stockholders of the Company. If the stockholders approve some, but not all, of the proposals in Proposal 3, the Amended and Restated Certificate of Incorporation will only be amended and restated to reflect the amendments approved by the stockholders, and appropriate changes to the form of the Proposed Second Amended and Restated Certificate of Incorporation attached as Appendix B to this proxy statement would be made prior to its filing with the Delaware Secretary of State. Additionally, approval of Proposal 3 by our stockholders is not cross-conditioned upon the approval of Proposal 2 by our stockholders.

The Proposed Second Amended and Restated Certificate of Incorporation will become effective on the date the filing is accepted by the Delaware Secretary of State. If our stockholders approve both the Reverse Stock Split Charter Amendment and our Second Amended and Restated Certificate of Incorporation, we anticipate filing the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware prior to filing the Second Amended and Restated Certificate of Incorporation.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THE STOCKHOLDERS VOTE “FOR” THE APPROVAL AND ADOPTION OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO UPDATE AND MAKE THE DOCUMENT CURRENT AND TO IMPROVE THE QUALITY OF OUR CORPORATE GOVERNANCE.

AMENDMENT IN THE PROPOSED SECOND AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION THAT GRANTS THE BOARD OF DIRECTORS SOLE AUTHORITY TO
DETERMINE THE SIZE OF THE BOARD OF DIRECTORS AND TO FILL VACANCIES AND NEWLY
CREATED DIRECTORSHIPS ON THE BOARD OF DIRECTORS

(Proposal 3(b))

The Proposal

We are seeking stockholder approval to grant the Board of Directors sole authority to determine the exact number of members of the Board of Directors and to fill vacancies and newly created directorships on the Board of Directors. Our Board of Directors unanimously approved and declared advisable, and unanimously recommends for stockholder approval, this Proposal 3(b), which would grant the Board of Directors the sole authority to change the number of directors of the Board of Directors and to fill any vacancy or newly created directorship on the Board of Directors.

This Proposal 3(b) should be read in conjunction with and is qualified in its entirety by reference to the text of Section 2 and Section 4 of Article Eighth in the Proposed Second Amended and Restated Certificate of Incorporation attached as Appendix B to this proxy statement.

Reasons for the Proposal

As permitted under the DGCL and in order to provide the Board of Directors with maximum flexibility, the Board of Directors is proposing Proposal 3(b) to grant the Board of Directors sole authority to determine the exact number of members of the Board of Directors as the Board of Directors shall from time to time fix by resolution and to fill any vacancies or newly created directorships occurring on the Board of Directors. This will permit the Board of Directors to add other qualified members as may be appropriate from time to time and to promptly fill vacancies or newly created directorships. In addition, in the event the Company in the future engages in a merger, acquisition or similar transaction with another company, this will provide the Company the maximum flexibility to increase the size of the Board of Directors and fill vacancies by offering board seats to the other company to promote continuity and unity of the combined company. Although adoption of Proposal 3(b) will eliminate the stockholders' right to set the number or range of number of directors for the Company and to vote on Board of Directors vacancies or newly created directorships, the Company’s stockholders will continue to vote on the Company’s directors on an annual basis.

Proposal 3(b) is not intended to be an anti-takeover provision. However, coupled with other provisions, Proposal 3(b) could have an anti-takeover effect. In addition, certain other proposals under this Proposal 3 may be deemed to have an anti-takeover effect. These provisions, collectively, could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt.

Vote Required for Approval

The affirmative vote of the stockholders holding a majority of the outstanding common stock entitled to vote thereon is required to approve and adopt the Proposed Second Amended and Restated Certificate of Incorporation as it pertains to granting the Board of Directors sole authority to determine the exact number members of the Board of Directors as the Board of Directors shall from time to time fix by resolution and to filling any vacancy or newly created directorship on the Board of Directors. Each of the proposals comprising Proposal 3 is an element of a comprehensive updating of the Company’s governance arrangements. However, none of the proposals comprising Proposal 3 is cross-conditioned upon any of the other proposals comprising Proposal 3 being approved by the stockholders. If the stockholders approve some, but not all, of the proposals in Proposal 3, the Amended and Restated Certificate of Incorporation will only be amended and restated to reflect the amendments approved by the stockholders, and appropriate changes to the form of the Proposed Second Amended and Restated Certificate of Incorporation attached as Appendix B to this proxy statement would be made prior to its filing with the Delaware Secretary of State. Additionally, approval of Proposal 3 by our stockholders is not cross-conditioned upon the approval of Proposal 2 by our stockholders.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL AND ADOPTION OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AS IT PERTAINS TO GRANTING THE BOARD OF DIRECTORS SOLE AUTHORITY TO DETERMINE THE EXACT NUMBER OF MEMBERS OF THE BOARD OF DIRECTORS AS THE BOARD OF DIRECTORS SHALL FROM TIME TO TIME FIX BY RESOLUTION AND TO FILL ANY VACANCY OR NEWLY CREATED DIRECTORSHIP ON THE BOARD OF DIRECTORS.

AMENDMENT IN THE PROPOSED SECOND AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION THAT ELIMINATES THE ABILITY OF STOCKHOLDERS TO ACT BY WRITTEN
CONSENT OR ELECTRONIC TRANSMISSION

(Proposal 3(c))

The Proposal

We are seeking stockholder approval to eliminate the ability of stockholders to act by written consent or electronic transmission in lieu of a meeting of stockholders. Our Board of Directors believes that Proposal 3(c) is in the best interest of our stockholders in order to protect our stockholders from various takeover bids. Our Board of Directors unanimously approved and declared advisable, and unanimously recommends for stockholder approval, this Proposal 3(c), which would eliminate the ability of stockholders to act by written consent or electronic transmission.

This Proposal 3(c) should be read in conjunction with and is qualified in its entirety by reference to the text of Section 6 of Article Eighth of the Proposed Second Amended and Restated Certificate of Incorporation attached as Appendix B to this proxy statement.

Reasons for the Proposal

The DGCL provides that, unless otherwise provided in a corporation’s certificate of incorporation, any action that may be taken or is required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action taken, are signed by the holders of not less than the minimum number of votes that would be necessary to take such action at a meeting at which all stockholders having a right to vote thereon were present and voted.

Our Amended and Restated Certificate of Incorporation currently does not contain any provision restricting or regulating stockholder action by written consent. Our Board of Directors believes the approval of this Proposal 3(c) is in our best interests should a person or group holding a majority of our stock seek to take stockholder action. By permitting action to be taken only at a duly called annual or special meeting of stockholders and eliminating action by written consent or electronic transmission of stockholders, the Proposed Second Amended and Restated Certificate of Incorporation would give all of our stockholders entitled to vote on a particular matter advance notice of and the opportunity to participate in the determination of any proposed action and the ability to take judicial or other action to protect their interests should they deem it appropriate. In addition, our Board of Directors believes that this Proposal 3(c) is desirable to avoid untimely notice of an action in a context that might not permit stockholders to have the full benefit of the knowledge, advice and participation of our management and Board of Directors. Holders of any series of preferred stock would retain the power to act by written consent or electronic consent to the extent not otherwise provided in the certificate of designations for any such series of preferred stock.

While Proposal 3(c) is not intended to be an anti-takeover provision, it could nonetheless have an anti-takeover effect. In addition, certain other proposals under this Proposal 3 may be deemed to have an anti-takeover effect. These provisions, collectively, could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt.

Vote Required for Approval

The affirmative vote of the stockholders holding a majority of the outstanding common stock entitled to vote thereon is required to approve and adopt the Proposed Second Amended and Restated Certificate of Incorporation as it pertains to eliminating the ability of stockholders to act by written consent or electronic transmission. Each of the proposals comprising Proposal 3 is an element of a comprehensive updating of the Company’s governance arrangements. However, none of the proposals comprising Proposal 3 is cross-conditioned upon any of the other proposals comprising Proposal 3 being approved by the stockholders. If the stockholders approve some, but not all, of the proposals in Proposal 3, the Amended and Restated Certificate of Incorporation will only be amended and restated to reflect the amendments approved by the stockholders, and appropriate changes to the form of the Proposed Second Amended and Restated Certificate of Incorporation attached as Appendix B to this proxy statement would be made prior to its filing with the Delaware Secretary of State. Additionally, approval of Proposal 3 by our stockholders is not cross-conditioned upon the approval of Proposal 2 by our stockholders.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL AND ADOPTION OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AS IT PERTAINS TO ELIMINATING THE ABILITY OF STOCKHOLDERS TO ACT BY WRITTEN CONSENT OR ELECTRONIC TRANSMISSION.

AMENDMENT IN THE PROPOSED SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION THAT ELIMINATES THE RIGHTS OF HOLDERS OF OUR COMMON STOCK TO VOTE ON ANY AMENDMENT THAT RELATES SOLELY TO THE TERMS OF ONE OR MORE SERIES OF OUR PREFERRED STOCK

(Proposal 3(d))

The Proposal

We are seeking stockholder approval of an amendment that eliminates the rights of holders of our common stock to vote on any amendment to the Proposed Second Amended and Restated Certificate of Incorporation (including any certificate of designation related to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock, if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote on such amendment. Proposal 3(d) only affects the rights of the holders of our common stock and does not affect the rights, powers or preferences of the holders of any series of preferred stock. Our Board of Directors unanimously approved and declared advisable, and unanimously recommends for stockholder approval, this Proposal 3(d), which would restrict holders of our common stock from voting on amending the terms of one or more outstanding series of preferred stock.

This Proposal 3(d) should be read in conjunction with and is qualified in its entirety by reference to the text of Section 1.b of Article Fourth of the Proposed Second Amended and Restated Certificate of Incorporation attached as Appendix B to this proxy statement.

Reasons for the Proposal

The DGCL provides that a corporation is required to seek the approval of the holders of the majority of the outstanding voting power of the capital stock of the corporation, whether through a meeting or by written consent, to make any changes to its certificate of incorporation. Therefore, we are currently required to engage in a lengthy proxy solicitation and incur the costs of holding a meeting of holders of our common stock to make changes to our Amended and Restated Certificate of Incorporation, even if these changes are only being made to the terms of preferred stock.

We believe that allowing the Board of Directors the discretion and flexibility to adopt amendments to the Proposed Second Amended and Restated Certificate of Incorporation (including any certificate of designation related to any series of preferred stock) that relate solely to the terms of one or more outstanding series of preferred stock with only the consent of the Board of Directors and the holders of such series of preferred stock is important and consistent with the Board of Directors’ discretion and flexibility to adopt a certificate of designation and create a new series of preferred stock without the approval of the holders of our common stock.

If the stockholders approve Proposal 3(d), holders of our common stock would no longer be entitled to vote on, and we would not be required to seek their vote on, any changes to the Proposed Second Amended and Restated Certificate of Incorporation (including any certificate of designation relating to the terms of any series of preferred stock) that relate solely to the terms of preferred stock, so long as the holders of affected preferred stock are entitled to vote on such changes. Holders of our common stock would retain the power to vote on all other matters that they are currently entitled to vote on, including the election of directors.

Proposal 3(d) is not intended to be an anti-takeover provision. However, coupled with other provisions, Proposal 3(d) could have an anti-takeover effect. In addition, certain other proposals under this Proposal 3 may be deemed to have an anti-takeover effect. These provisions, collectively, could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt.

Vote Required for Approval

The affirmative vote of the stockholders holding a majority of the outstanding common stock entitled to vote thereon is required to approve and adopt the Proposed Second Amended and Restated Certificate of Incorporation as it pertains to eliminating the rights of holders of our common stock to vote on any amendment to the Proposed Second Amended and Restated Certificate of Incorporation (including any certificate of designation related to any series of preferred stock) that relate solely to the terms of one or more outstanding series of preferred stock, if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote on such amendment. Each of the proposals comprising Proposal 3 is an element of a comprehensive updating of the Company’s governance arrangements. However, none of the proposals comprising Proposal 3 is cross-conditioned upon any of the other proposals comprising Proposal 3 being approved by the stockholders. If the stockholders approve some, but not all, of the proposals in Proposal 3, the Amended and Restated Certificate of Incorporation will only be amended and restated to reflect the amendments approved by the stockholders, and appropriate changes to the form of the Proposed Second Amended and Restated Certificate of Incorporation attached as Appendix B to this proxy statement would be made prior to its filing with the Delaware Secretary of State. Additionally, approval of Proposal 3 by our stockholders is not cross-conditioned upon the approval of Proposal 2 by our stockholders.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL AND ADOPTION OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AS IT PERTAINS TO ELIMINATING THE RIGHTS OF HOLDERS OF OUR COMMON STOCK TO VOTE ON AMENDING THE TERMS OF ANY SERIES OF OUR PREFERRED STOCK.

TELIGENT, INC. 2021 OMNIBUS INCENTIVE PLAN

(Proposal 4)

General

We are requesting that you vote to approve, effective immediately following the effectiveness of a Reverse Stock Split at a ratio of at least one-for-three, the 2021 Omnibus Incentive Plan (the “2021 Plan”), and to allocate 16,000,000 shares to be available for issuance thereunder, subject to adjustment for the Reverse Stock Split. In addition, the share reserve under the 2021 Plan will be increased by any shares that remained available for the grant of awards under the 2016 Equity Incentive Plan (the “2016 Plan”) as of the effective date of the 2021 Plan plus shares subject to outstanding awards under the 2016 Plan as of the date of stockholder approval of the 2021 Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares. The 2021 Plan was approved by the Organization and Compensation Committee and the Board of Directors on March 29, 2021, effective upon the approval by our stockholders at the 2021 Annual Meeting and conditioned upon the effectiveness of a Reverse Stock Split at a ratio of at least one-for-three.

We use equity compensation awards to provide incentive compensation and to attract and retain our key employees and non-employee directors. Our Board of Directors believes that our equity compensation program is an integral part of our approach to incentive compensation and our continuing efforts to align stockholder and management interests. We believe that growth in stockholder value depends on, among other things, our continued ability to attract and retain employees, in a competitive workplace market, with the experience and capacity to perform at the highest levels.

The Company currently maintains the 2016 Plan, which was approved by our Board of Directors on April 5, 2016, effective upon approval by our stockholders at the 2016 Annual Meeting. Upon stockholder approval of the 2016 Plan, our 1999 Director Plan and our 2009 Equity Incentive Plan were terminated, such that no further grants were to be made under either such plan, although the terms of each plan continue to govern the terms of all outstanding grants made thereunder. On July 15, 2020, the stockholders of the Company approved an amendment to the 2016 Plan increasing the number of shares available for grant of awards thereunder from 400,000 shares to 4,400,000 shares of common stock, plus any shares of our common stock originally covered by awards granted under our 1999 Director Plan or 2009 Equity Incentive Plan that are forfeited, expire or are cancelled without delivery of shares of common stock or which result in the forfeiture of shares of common stock to the Company.

As of April 5, 2021, a total of shares of our common stock remain available for issuance under the 2016 Plan, plus any shares of our common stock represented by awards granted under our 1999 Director Plan or 2009 Equity Incentive Plan that are forfeited, expire or are cancelled without delivery of shares of common stock or which result in the forfeiture of shares of common stock to the Company. As of April 5, 2021, options to purchase shares of common stock were outstanding under the 2009 Equity Incentive Plan and options to purchase shares of common stock were outstanding under the 1999 Director Plan, and no other awards were outstanding under each such plan.

In view of the limited number of shares remaining available under the 2016 Plan, on the recommendation of the Organization and Compensation Committee, our Board of Directors unanimously adopted, subject to approval of Company stockholders and conditioned upon the effectiveness of a Reverse Stock Split at a ratio of at least one-for-three, the 2021 Plan, a copy of which appears as Appendix C to this proxy statement. The stockholders are being asked to approve the 2021 Plan, effective following such approval of the stockholders at the annual meeting and conditioned upon the effectiveness of a reverse stock split at a ratio of at least one-for-three, and to allocate 16,000,000 shares to be available for issuance thereunder, subject to adjustment for the Reverse Stock Split described in Proposal 2, for issuance under the 2021 Plan. In addition, the share reserve under the 2021 Plan will be increased by any shares that remained available for the grant of awards under the 2016 Plan as of the effective date of the 2021 Plan plus shares subject to outstanding awards under the 2016 Plan as of the date of stockholder approval of the 2021 Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares.

If stockholders approve the 2021 Plan, no further awards will be made under the 2016 Plan. If, however, stockholders do not approve the 2021 Plan, the 2016 Plan will remain in effect but will not provide a sufficient share pool to operate our key employee and non-employee director compensation programs going forward. Finally, if our stockholders do not approve the Reverse Stock Split described in Proposal 2 or if such Reverse Stock Split does not become effective in a ratio of at least one-for-three, the 2021 Plan will not become effective.

Key Features

The 2021 Plan includes a number of provisions that promote best practices by reinforcing the alignment between equity compensation arrangements for eligible employees, non-employee directors and other service providers and stockholders’ interests. These provisions include, but are not limited to, the following (which are qualified in their entirety by the actual text of the 2021 Plan, which is attached as Appendix C to this proxy statement):

•	No Discounted Options or SARs. Stock options and SARs (as defined below) generally may not be granted with exercise prices lower than the market value of the underlying shares on the grant date.

•	No Dividend Rights for Options or SARs. Dividends are not payable with respect to stock options and SARs prior to exercise.

•	No Repricing without Stockholder Approval. Other than in connection with a change in the Company's capitalization, at any time when the purchase price of a stock option or SAR is above the market value of a share, the Company will not, without stockholder approval, reduce the purchase price of the stock option or SAR and will not exchange the stock option or SAR for a new award with a lower (or no) purchase price or for cash.

•	No Reload Grants. Reload grants, or the granting of stock options conditioned upon delivery of shares to satisfy the exercise price and/or tax withholding obligation under another employee stock option, are not permitted.

•	No Liberal Share Recycling. Shares used to pay the exercise price or withholding taxes related to an outstanding award and unissued shares resulting from the net settlement of outstanding options and SARs do not become available for issuance as future awards under the 2021 Plan.

•	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Organization and Compensation Committee.

•	No Evergreen Provision. The 2021 Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the 2021 Plan can be automatically replenished.

•	No Automatic Grants. The 2021 Plan does not provide for automatic grants to any individual.

•	No Tax Gross-Ups. The 2021 Plan does not provide for any tax gross-ups.

•	Multiple Award Types. The 2021 Plan permits the issuance of nonqualified stock options (NSOs), incentive stock options (ISOs), stock appreciation rights (SARs), restricted stock units (RSUs), restricted stock and other stock-based awards. This breadth of award types will enable the Company to tailor awards in light of the accounting, tax, and other standards applicable at the time of grant. Historically, these standards have changed over time.

•	Clawback Policy. If any of the Company’s financial statements are required to be restated, the Company may recover all or a portion of any award made under the 2021 Plan with respect to any fiscal year of the Company the financial results of which are negatively affected by the restatement.

•	Independent Oversight. The 2021 Plan is administered by a committee of independent members of the Board of Directors.

Material Features of the 2021 Plan

The material terms of the 2021 Plan are summarized below. This summary of the 2021 Plan is not intended to be a complete description of the 2021 Plan and is qualified in its entirety by the actual text of the 2021 Plan, which is attached as Appendix C to this proxy statement.

Eligibility and Participation. Awards may be granted under the 2021 Plan to officers, employees, and consultants of the company and its subsidiaries and to non-employee directors of the Company. Incentive stock options may be granted only to employees of the company or its subsidiaries. As of April 5, 2021, approximately individuals were eligible to receive awards under the 2021 Plan, including executive officers, non-employee directors, and consultants.

Plan Administration. The Board of Directors has power and authority related to the administration of the 2021 Plan as are consistent with our corporate governance documents and applicable law. Pursuant to its charter, the Organization and Compensation Committee administers the 2021 Plan.

Type of Awards. The following types of awards are available for grant under the 2021 Plan: ISOs, NSOs, SARs, restricted stock, RSUs, and other stock-based awards.

Number of Authorized Shares. Subject to adjustment for the Reverse Stock Split and in connection with certain changes in capitalization, 16,000,000 shares of our common stock will be reserved for issuance under the 2021 Plan, all of which may be granted as ISOs. If the Reverse Stock Split described in Proposal 2 is effected at a ratio of one-for-three, 5,333,334 shares of common stock will be reserved for issuance under the 2021 Plan, and if the Reverse Stock Split described in Proposal 2 is effected at a ratio of one-for-five, 3,200,000 shares of common stock will be reserved for issuance under the 2021 Plan.

In addition, as of the date of stockholder approval of the 2021 Plan, any awards then outstanding under the 2016 Plan will remain subject to and be paid under the 2016 Plan. Any shares that remained available for the grant of awards under the 2016 Plan as of the effective date of the 2021 Plan and any shares then subject to outstanding awards under the 2016 Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares will automatically become available for issuance under the 2021 Plan. The shares of common stock issuable under the 2021 Plan will consist of authorized and unissued shares, treasury shares, or shares purchased on the open market or otherwise.

Share Recycling. If any award is canceled, terminates, expires or lapses for any reason prior to the issuance of shares or if shares are issued under the 2021 Plan and thereafter are forfeited to the Company, the shares subject to such awards and the forfeited shares will again be available for grant under the 2021 Plan. In addition, the following items will not count against the aggregate number of shares of common stock available for grant under the 2021 Plan: (a) any award that is settled in cash rather than by issuance of shares of common stock, or (b) awards granted in assumption of or in substitution for awards previously granted by an acquired company. Shares tendered or withheld to pay the exercise price for an option or tax withholding for any type of award will continue to count against the aggregate number of shares of common stock available for grant under the 2021 Plan. In addition, the total number of shares covering stock-settled SARs or net-settled options will be counted against the pool of available shares, not just the net shares issued upon exercise. Any shares of common stock repurchased by us with cash proceeds from the exercise of options will not be added back to the pool of shares available for grant under the 2021 Plan.

Stock Options and SARs

Grant of Options and SARs. The Organization and Compensation Committee may award ISOs, NSOs (together, “options”), and SARs to grantees under the 2021 Plan. SARs may be awarded either in tandem with or as a component of other awards or alone.

Exercise Price of Options and SARs. The exercise price per share of an option will be at least 100% of the fair market value per share of our stock underlying the award on the grant date (except in the case of certain substitute awards). An SAR will confer on the grantee a right to receive, upon exercise, a payment of the excess of (1) the fair market value of one share of our stock on the date of exercise over (2) the grant price of the SAR as determined by the Organization and Compensation Committee. The grant price will be fixed at the fair market value of a share of stock on the grant date. (The fair market value of a share of our common stock as of April 5, 2021 was $ .) SARs granted in tandem with an outstanding option following the grant date of such option will have a grant price that is equal to the option’s exercise price, except that the SAR’s grant price may not be less than the fair market value of a share of stock on the grant date of the SAR.

Vesting of Options and SARs. The Organization and Compensation Committee will determine the terms and conditions (including any performance requirements) under which an option or SAR will become exercisable and will include that information in the award agreement.

Special Limitations on ISOs. In the case of a grant of an option intended to qualify as an ISO to a grantee who owns, including by attribution, more than 10% of the total combined voting power of all classes of our outstanding stock or a parent or subsidiary of ours, as such terms are defined in Section 424 of the Internal Revenue Code (a “10% Stockholder”), the exercise price of the option will not be less than 110% of the fair market value of a share of our stock on the grant date. Additionally, an option will constitute an ISO only (1) if the grantee is an employee of the Company or a subsidiary of the Company, (2) to the extent the option is specifically designated as an ISO in the related award agreement, and (3) to the extent that the aggregate fair market value (determined at the time the option is granted) of the shares of stock with respect to which all ISOs held by the grantee become exercisable for the first time during any calendar year (under the 2021 Plan and all other plans of the grantee's employer and its affiliates) does not exceed $100,000.

Dividend Rights for Options or SARs. Dividends are not payable with respect to Options and SARs prior to the time that shares are received upon exercise of such Option or SAR.

Exercise of Options and SARs. An option may be exercised by the delivery to us of written notice of exercise and payment in full of the exercise price (plus the amount of any taxes which we may be required to withhold). The Organization and Compensation Committee has the discretion to determine the method or methods by which an Option or SAR may be exercised, including (i) payment in cash or cash equivalents, (ii) through the tender or exchange of shares owned by the holder, (iii) through a “cashless exercise” pursuant to which the holder irrevocably directs a licensed securities broker to sell shares and to deliver all or part of the sales proceeds to the Company or (iii) through such other legally permissible methods determined by the Organization and Compensation Committee.

Expiration of Options and SARs. Options and SARs will expire at the time the Organization and Compensation Committee determines, except that no option may be exercised more than 10 years from its grant date, or in the case of an ISO held by a 10% Stockholder, not more than five years from its grant date.

Restricted Stock and RSUs

Restricted Stock. At the time a grant of restricted stock is made, the Organization and Compensation Committee may establish the applicable “restricted period” and prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, subject to the 2021 Plan requirement that awards generally may not become vested or exercisable in less than one year. Unless the Organization and Compensation Committee otherwise provides in an award agreement, holders of restricted stock will have the right to vote the stock and the right to receive any dividends declared or paid with respect to the stock. The Organization and Compensation Committee may provide that any dividends paid must be reinvested in shares of stock, which may or may not be subject to the same vesting conditions and restrictions applicable to the restricted stock. All distributions, if any, received by a grantee with respect to restricted stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction will be subject to the restrictions applicable to the original grant.

The grantee will be required, to the extent required by applicable law, to purchase the restricted stock at a price equal to the greater of (1) the aggregate par value of the shares of stock represented by the restricted stock or (2) the price, if any, specified in the award agreement relating to the restricted stock. If specified in the award agreement, the price may be deemed paid by services already rendered.

RSUs. An RSU is a bookkeeping entry representing the equivalent of shares of stock awarded to a grantee. At the time a grant of RSUs is made, the Organization and Compensation Committee may establish the applicable “restricted period” and prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, subject to the 2021 Plan requirement that awards generally may not become vested or exercisable in less than one year. RSUs will not confer stockholder rights to grantees. The Organization and Compensation Committee may provide that the holder of RSUs will be entitled to receive dividend equivalent rights, which may be deemed reinvested in additional RSUs.

Other Stock-Based Awards

The Organization and Compensation Committee may, in its discretion, grant other stock-based awards, consisting of stock units or other awards, valued in whole or in part by reference to, or otherwise based upon, our common stock. The terms of other stock-based awards will be set forth in the applicable award agreements, subject to the 2021 Plan requirement that awards generally may not become vested or exercisable in less than one year.

Performance Awards

The Organization and Compensation Committee may condition the grant, exercise, vesting, or settlement of any award on such performance conditions as it may specify. We refer to these awards as “performance awards.” The Organization and Compensation Committee may select such business criteria or other performance measures as it may deem appropriate in establishing any performance conditions.

Effect of Certain Transactions

Adjustments for Changes in Capitalization. If changes in our common stock occur by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in stock, or other increase or decrease in the common stock without receipt of consideration by the Company, or if there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Company, the number and kind of securities for which stock options and other stock-based awards may be made under the 2021 Plan will be equitably adjusted by the Company. In addition, if there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Company, the number and kind of securities subject to any outstanding awards and the exercise price of any outstanding stock options or SARs will be equitably adjusted by the Company.

Adjustments for Certain Transactions. Except as otherwise provided in an award agreement, in the event of the liquidation or dissolution of the Company or a reorganization, merger, exchange or consolidation of the Company or involving the shares of our common stock (a “transaction”), the 2021 Plan and the awards issued pursuant to the 2021 Plan will continue in effect in accordance with their respective terms, except that following a transaction either (1) each outstanding award will be treated as provided for in the agreement entered into in connection with the transaction or (2) if not so provided in the agreement, each grantee will be entitled to receive in respect of each share of our common stock subject to any outstanding awards, upon exercise or payment or transfer in respect of any award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of our common stock was entitled to receive in the transaction in respect of a share of common stock, except that, unless otherwise determined by the Organization and Compensation Committee, such stock, securities, cash, property or other consideration will remain subject to all of the conditions, restrictions and performance criteria which were applicable to the awards prior to the transaction. The treatment of outstanding options and SARs in connection with a transaction in which the consideration paid or distributed to our stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding options and SARs upon consummation of the transaction as long as, at the election of the Organization and Compensation Committee, (1) the holders of affected options and SARs have been given a period of at least 15 days prior to the date of the consummation of the transaction to exercise the options or SARs (whether or not they were otherwise exercisable) or (2) the holders of the affected options and SARs are paid (in cash or cash equivalents) in respect of each share covered by the option or SAR being canceled an amount equal to the excess, if any, of the per share price paid or distributed to our stockholders in the transaction (the value of any non-cash consideration to be determined by the Organization and Compensation Committee in its sole discretion) over the option or SAR exercise price, as applicable.

Change in Control. Except as otherwise specifically provided in the applicable award agreement, upon the consummation of a change in control (as defined in the 2021 Plan), all outstanding awards will remain the obligation of the Company or be assumed by the surviving or acquiring entity, and there will be automatically substituted for the shares of our common stock then subject to the awards the consideration payable with respect to the outstanding shares of our common stock in connection with the change in control. If outstanding awards are not assumed or replaced by the surviving or acquiring entity, such awards (other than performance awards) will become fully exercisable and vested as of the change in control. Outstanding performance awards will become exercisable and vested as of the change of control based on the greater of an assumed achievement of all relevant performance goals at the target level or the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the change in control. If outstanding awards are assumed or replaced by the surviving or acquiring entity and within 24 months after the date of the change in control the employment of the grantee is terminated without cause (as defined in the 2021 Plan) or terminated by him or her for good reason (as defined in the 2021 Plan) such awards (other than performance awards) will become fully exercisable and vested as of such termination date. Outstanding performance awards will become exercisable and vested as of such termination date based on the greater of an assumed achievement of all relevant performance goals at the target level or the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the change in control.

Term of Plan. Unless earlier terminated by the Board of Directors, the authority to make grants under the 2021 Plan will terminate on the tenth anniversary of the 2021 Plan’s effective date.

Amendment and Termination. The Board of Directors may, at any time and from time to time, amend, suspend, or terminate the 2021 Plan as to any shares of stock as to which awards have not been made. An amendment will be contingent on approval of our stockholders to the extent stated by the Board of Directors, required under the terms of the 2021 Plan regarding certain repricing transactions (as described below), required by applicable law or required by applicable stock exchange listing requirements. No awards will be made after termination of the 2021 Plan. No amendment, suspension or termination of the 2021 Plan will, without the consent of the grantee, impair rights or obligations under any award theretofore awarded under the 2021 Plan.

No Repricing. Without stockholder approval, the Organization and Compensation Committee is not authorized to (a) lower the exercise or grant price of a stock option or SAR after it is granted, except in connection with certain adjustments to our corporate or capital structure permitted by the 2021 Plan, such as stock splits, (b) take any other action that is treated as a repricing under generally accepted accounting principles or (c) cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or SAR, restricted stock, restricted stock units or other equity award, unless the cancellation and exchange occur in connection with a change in capitalization or other similar change.

Clawback Policy. If any of the Company’s financial statements are required to be restated, the Company may recover all or a portion of any award made under the 2021 Plan with respect to any fiscal year of the Company the financial results of which are negatively affected by the restatement. The amount to be recovered will be the amount by which the affected award exceeds the amount that would have been payable had the financial statements been initially filed as restated. Moreover, any award, amount or benefit received under the 2021 Plan will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy or any applicable law, as may be in effect from time to time, whether adopted prior to or following the date of the award.

New Plan Benefits. On March 11, 2021, the Organization and Compensation Committee granted Timothy B. Sawyer 688,130 RSUs under the 2021 Plan, subject to stockholder approval of the 2021 Plan as set forth in this Proposal 4. If stockholders do not approve the 2021 Plan, then Mr. Sawyer’s award would be cancelled upon the conclusion of the annual meeting and no shares of our common stock would be delivered under the award.

Except as set forth above, all awards made under the 2021 Plan will be made at the Organization and Compensation Committee’s discretion, subject to the terms of the 2021 Plan. Therefore, the benefits and amounts that will be received or allocated under the 2021 Plan are not determinable at this time. The compensation program for our non-employee directors is described above under the “Director Compensation” section in this proxy statement.

Teligent, Inc. 2021 Omnibus Incentive Plan

Name and Position	Dollar Value ($)(1)	Number of Units
Timothy B. Sawyer President and Chief Executive Officer	564,267	688,130
Philip K. Yachmetz Chief Legal Officer	0	0
Executive Group	564,267	688,130
Non-Executive Director Group	0	0
Non-Executive Officer Employee Group	0	0

(1)	The market value of the RSU award is determined by multiplying the number of shares by $0.82, the closing price of our common stock on The Nasdaq Stock Market on March 11, 2021, the grant date of the RSU award. One-fourth of the shares underlying the RSU award will vest ratably on an annual basis beginning on March 11, 2022.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences of the 2021 Plan generally applicable to the Company and to participants in the 2021 Plan who are subject to U.S. federal taxes. The summary is based on the Internal Revenue Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the aggregate fair market value of the exercised shares underlying the stock option on the date of exercise and the aggregate exercise price of the exercised shares. When a participant sells the exercised shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted Stock Awards, RSUs, and Performance Awards. A participant generally will not have taxable income upon the grant of restricted stock, restricted stock units or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Other Stock-Based Awards. The U.S. federal income tax consequences of other stock or cash- based awards will depend upon the specific terms of each award.

Tax Consequences to the Company. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Internal Revenue Code.

Section 409A. We intend that awards granted under the 2021 Plan comply with, or otherwise be exempt from, Section 409A of the Internal Revenue Code, but make no representation or warranty to that effect.

Section 162(m). Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for compensation paid to the corporation’s “covered employees.” “Covered employees” currently generally include the corporation’s chief executive officer, chief financial officer and three next most highly compensated executive officers. If an individual is determined to be a covered employee for any year beginning after December 31, 2016, then that individual will continue to be a covered employee for future years, regardless of changes in the individual’s compensation or position.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the 2021 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2021 Plan until all tax withholding obligations are satisfied.

Vote Required for Approval

The affirmative vote of a majority of the votes cast at the annual meeting is required to approve the 2021 Plan.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE 2021 PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE 2021 PLAN UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT

(Proposal 5)

We are seeking your advisory vote as required by Section 14A of the Exchange Act on the approval of the compensation of our named executive officers as described in the compensation tables and related material contained in this proxy statement. Because your vote is advisory, it will not be binding on our Organization and Compensation Committee or our Board of Directors. However, the Organization and Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation. We have determined to hold an advisory vote to approve the compensation of our named executive officers annually, and the next such advisory vote will occur at the 2022 Annual Meeting of Stockholders.

Our compensation philosophy is designed to align each executive’s compensation with Teligent’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is directly related to performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our peer companies.

In accordance with the rules of the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2021 Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers of Teligent, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”

Vote Required for Approval

The affirmative vote of a majority of the votes cast is required to approve, on an advisory basis, this resolution.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 6)

The Audit Committee has appointed Grassi & Co. CPAs, P.C. as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2021. The Board of Directors proposes that the stockholders ratify this appointment. In deciding to appoint Grassi & Co. CPAs, P.C., the Audit Committee reviewed auditor independence issues and existing commercial relationships with Grassi & Co. CPAs, P.C. and concluded that Grassi & Co. CPAs, P.C. has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2021. We expect that representatives of Grassi & Co. CPAs, P.C. will be present at the annual meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.

On January 15, 2021, Deloitte & Touche LLP, the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2020, notified the Company of its decision not to stand for re-appointment as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Deloitte & Touche LLP completed the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2020. Deloitte & Touche LLP’s decision not to stand for re-appointment was not the result of any disagreements between the Company and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. We do not expect representatives of Deloitte & Touche LLP to be present at the annual meeting, to make a statement at the annual meeting or to be available to respond to appropriate questions.

During the fiscal years ended December 31, 2019 and December 31, 2018, and the subsequent period through January 15, 2021, (i) there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference thereto in its reports on the financial statements for such years, and (ii) except as described below, there were no reportable events as described in paragraph (a)(1)(v) of Regulation S-K.

During the audit for the fiscal year ended December 31, 2019, material weaknesses in internal control over financial reporting were identified relating to (i) the control environment, (ii) risk assessment, (iii) control activities, (iv) information and communication, and (v) monitoring activities. During the audit for the fiscal year ended December 31, 2018, material weaknesses in internal control over financial reporting were identified relating to (i) the control environment, (ii) risk assessment, (iii) control activities, (iv) information and communication, and (v) monitoring activities.

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2020 and 2019, and fees billed for other services rendered by each of Deloitte & Touche LLP and EisnerAmper LLP during those periods. EisnerAmper LLP served as our independent registered public accounting firm until August 13, 2018, at which time they were dismissed and Deloitte & Touche LLP was appointed.

	2020	2019
Audit fees:(1)	$1,420,654	$1,087,000
Audit-related fees:	$—	$—
Tax fees:	$—	$—
All other fees:	$4,041	$—
Total	$1,424,695	$1,087,000

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as issuance of consents and comfort letters. For 2019, $915,000 of the amount reflects the Deloitte & Touche LLP fees and $172,000 of the amount reflects the EisnerAmper LLP fees.

The percentage of services set forth above in the categories that were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit), was 0%.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.	Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits and attest services and consultation regarding financial accounting and/or reporting standards.

2.	Audit-related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

3.	Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning and tax advice.

4.	All other services are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Grassi & Co. CPAs, P.C. as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

Vote Required for Approval

The affirmative vote of a majority of the votes cast at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF Grassi & Co. CPAs, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

ADJOURNMENT TO SOLICIT ADDITIONAL PROXIES

(Proposal 7)

The Board is seeking stockholder approval of one or more adjournments of the annual meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve Proposals 1-6 or if there is not a quorum (the “Adjournment Proposal”).

If, at the annual meeting, there are insufficient votes to approve Proposals 1-7, or if a quorum is not present, the Board currently intends to move to adjourn the annual meeting to enable the Board to solicit additional proxies for the approval of the proposals or if there is not a quorum, as applicable.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of granting discretionary authority to the Board to adjourn the annual meeting to another time and place for the purpose of soliciting additional proxies. If the stockholders approve the Adjournment Proposal, the Board could adjourn the annual meeting and any adjourned session of the annual meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted. If the stockholders do not approve this proposal, the Chairperson of the annual meeting may exercise discretionary authority to adjourn the annual meeting as necessary.

Vote Required for Approval

The affirmative vote of a majority of the votes cast for this proposal is required to approve and adopt the proposal to adjourn the annual meeting unless there is not a quorum at the annual meeting, in which case, a majority of the voting power of the shares present in person or by proxy and entitled to vote on the meeting is required to approve this proposal.

Board Recommendation

The Board of directors recommends that stockholders vote “FOR” adjournments of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve and adopt ANY OR ALL the proposals presented at the annual meeting or if there is not a quorum.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics (our Standards of Business Conduct) that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the Standards of Business Conduct is posted on our website at www.teligent.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of Nasdaq.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2022 Annual Meeting of Stockholders, we must receive stockholder proposals (including director nominations) no earlier than February 22, 2022 and no later than March 27, 2022, provided, however, in the event that the date of the 2022 Annual Meeting is more than 60 days before or more than 60 days after May 26, 2022, proposals must be received no earlier than the 90th day prior to the 2022 Annual Meeting Date and no later than 60 days prior to the 2022 Annual Meeting Date or the 15th day following the day on which public announcement of the date of the 2022 Annual Meeting is first made by the Company. Proposals that are not received in a timely manner will not be voted on at the 2022 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the annual meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of our Corporate Secretary at our corporate offices, 105 Lincoln Avenue, PO Box 687, Buena, New Jersey 08310.

Buena, New Jersey

April    , 2021

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
TELIGENT, INC.

TELIGENT, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby further amended by adding striking out the first and only paragraph of Article Fourth in its entirety and by substituting in lieu thereof the following:

“FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 101,000,000 shares, consisting of 100,000,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”) and 1,000,000 shares of Preferred Stock, $0.01 par value per share (the “Preferred Stock”). Upon the effectiveness (the “Effective Time”) of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each share of Common Stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time will be automatically combined and converted into that fraction of a share of Common Stock, par value $.01 per share, of the Corporation as has been determined by the Board of Directors in its sole discretion within the range of 1-for-3 and 1-for-5 shares and publicly announced by the Corporation prior to effectiveness of this Certificate of Amendment (the “Consolidation”). Notwithstanding the foregoing, no fractional shares shall be issued in connection with the Consolidation. Fractional shares shall be rounded up to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter and without the necessity for presenting the same represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the rounding up of any fractional share interests as described above.”

2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

3. On      , 2021, the Board of Directors of the Corporation publicly announced that it chose a reverse split ratio of -for shares.

IN WITNESS WHEREOF, TELIGENT, INC. has caused this Certificate to be executed by its duly authorized officer on this ___ day of ________________, 2021.

By:
Name:	Timothy B. Sawyer
Title:	President and Chief Executive Officer

A-1

APPENDIX B

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
TELIGENT, INC.

Teligent, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”) does hereby certify:

1.            The current name of this corporation is Teligent, Inc. The corporation was originally incorporated pursuant to the DGCL on August 26, 1977 under the name Pinnacle Mountain Labs, Inc.

2.            This Second Amended and Restated Certificate of Incorporation of the corporation, which restates and integrates and also further amends the provisions of the corporation’s Amended and Restated Certificate of Incorporation, as amended, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The Amended and Restated Certificate of Incorporation of the corporation is hereby amended, integrated and restated to read in its entirety as follows:

FIRST: The name of the corporation (hereinafter called the “Corporation”) is “Teligent, Inc.”

SECOND: The address of the registered office of the Corporation in the state of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle, Delaware 19808. The name of the registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 101,000,000 shares, consisting of 100,000,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”) and 1,000,000 shares of Preferred Stock, $0.01 par value per share (the “Preferred Stock”).

1.            Common Stock.

a.            General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock or any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

b.           Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders; provided, however, that except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or the DGCL. There shall be no cumulative voting.

c.            Class Vote. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

d.           Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefore as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

e.            Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

2.            Preferred Stock.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences as shall be stated and expressed in such resolutions, all to the fullest extent now or thereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

FIFTH: Omitted.

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court or equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholders thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1.            The business and the affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2.          The number of directors which shall constitute the whole Board of Directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the whole Board. The phrase “whole Board” shall mean the total number of directors which the Corporation would have if there were no vacancies or newly created directorships.

3.            No election of directors need be by written ballot.

4.            Any vacancy on the Board of Directors or any newly created directorship on the Board of Directors shall be filled only by a majority of the whole Board.

5.          The power to adopt, amend, or repeal the By-Laws of the Corporation may be exercised by the Board of Directors of the Corporation.

6.         No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken by written or electronic consent by such holders of Preferred Stock, unless otherwise provided by the applicable certificate of designation relating to such series or class of Preferred Stock.

NINTH: The Corporation shall provide indemnification of (and advancement of expenses to) each person who is or was a director or officer of the Corporation as set forth in the By-Laws of the Corporation.

TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TENTH.

ELEVENTH: A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation arising out of the conduct of such director prior to the time of such repeal or modification.

TWELFTH: The Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock as set forth in Exhibit A attached hereto is incorporated herein in its entirety by this reference.

[signature page follows]

IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this [___] day of [___], 2021.

By:

Exhibit A

TELIGENT, inc.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

 RIGHTS AND LIMITATIONS

 OF

 SERIES D CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

 Delaware GENERAL CORPORATION LAW

The undersigned, Timothy B. Sawyer and Philip K. Yachmetz, do hereby certify that:

1. They are the President and Secretary, respectively, of Teligent, Inc., a Delaware corporation (the “Corporation”).

2. The Corporation is authorized to issue 1,000,000 shares of preferred stock.

3. The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):

WHEREAS, the Amended and Restated Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as Preferred Stock, consisting of 1,000,000 shares, $0.01 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of up to 100,000 shares of the preferred stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

Section 1.     Definitions. In addition to the terms defined elsewhere herein, for the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Authorized Share Increase” shall be deemed to have occurred from and after the date the Corporation has obtained approval of its stockholders as is necessary to either (a) authorize additional shares of Common Stock in an amount sufficient to allow for full conversion of the Preferred Stock or (ii) effectuate a reverse stock split of its outstanding shares of Common Stock to allow for full conversion of the Preferred Stock.

“Available Shares” at any given time means a number of shares of Common Stock equal to the number of authorized shares of Common Stock of the Corporation at such time, less (a) the number of shares of Common Stock then reserved by the Corporation’s Board of Directors for issuance upon conversion or exercise of (i) securities outstanding as of the Original Issue Date and (ii) awards that may be granted under the Corporation’s equity incentive plans as in effect on the Original Issuance Date, (b) 30,000,000 shares of Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) and (c) the number of issued and outstanding shares of Common Stock of the Corporation at such time.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Common Stock” means the Corporation’s common stock, par value $0.01 per share, and any other securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Shares” means initially two hundred (200) shares of Common Stock issuable upon conversion of each share of Preferred Stock in accordance with the terms hereof, and delivered in accordance with Section 6(e)(i), and subject to adjustment as provided herein.

“Corporation Sale” shall mean the closing of (a) a consolidation or merger of the Corporation with or into another entity or other corporate reorganization in which the Corporation is not the surviving entity (excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation), (ii) a transaction or series of related transactions in which in excess of fifty percent (50%) of the voting power of the Corporation is transferred to a third party (or group of affiliated third parties), excluding a bona fide equity financing transaction, or (iii) a sale, transfer, exclusive license or other disposition (but not including a transfer or disposition by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Corporation.

“Original Issue Date” means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

Section 2.     Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series D Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to 100,000 (which shall not be subject to increase without the written consent of all of the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.01 per share.

Section 3.     Dividends. Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends (other than dividends in the form of Common Stock) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends in the form of Common Stock) are paid on shares of the Common Stock. Other than as set forth in the previous sentence, no other dividends shall be paid on shares of Preferred Stock; and the Corporation shall pay no dividends (other than dividends in the form of Common Stock) on shares of the Common Stock unless it simultaneously complies with the previous sentence.

Section 4.     Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Section 5.     Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Preferred Stock then outstanding shall share, together with the holders of Common Stock, in any distribution of the remaining funds and assets available for distribution to the stockholders of the Corporation, pro rata based on the number of shares of Common Stock such holders would have received had the conversion of such Preferred Stock occurred immediately prior to such liquidation, dissolution or winding up.

Section 6.

a)            Conversion at the Option of the Holder. Each share of Preferred Stock shall be convertible by the Holder thereof as follows:

i.	At any time and from time to time to the extent that the aggregate number of shares of Common Stock to be issued upon such conversion is less than or equal to the number of Available Shares; and

ii.	At any time and from time to time, in full or in part, from and after the Authorized Share Increase;

b)            Notice of Conversion. Holders shall effect conversions by providing written notice to the Corporation (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile or e-mail such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Common Stock in accordance with the terms hereof shall be canceled and shall not be reissued.

c)            Available Shares Report. Within two (2) Business Days of the written request of any Holder at any time prior to the Authorized Share Increase, the Corporation shall deliver to such Holder a report of the number of Available Shares then available.

d)            Beneficial Ownership Limitation. The Corporation shall not effect any conversion of shares of Preferred Stock to Common Stock, and a Holder shall not have the right to convert any shares of Preferred Stock to Common Stock, to the extent that, after giving effect to such conversion, such Holder, any person having beneficial ownership of shares of Common Stock owned by such Holder, or such Holder together with such Holder's Affiliates, and any Persons acting as a group together with such Holder or any of such Holder's Affiliates (any such person other than Holder, including any group of which Holder is a member, an “Additional Restricted Ownership Person”), would beneficially own in excess of fifteen percent (15%) of the number of outstanding shares of Common Stock. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and any Additional Restricted Ownership Person shall include the number of shares of Common Stock issuable upon conversion of shares of Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted shares of Preferred Stock beneficially owned by such Holder or any Additional Restricted Ownership Person in excess of such limitation and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any Additional Restricted Ownership Person. Except as set forth in the preceding sentence, for purposes of this Section 6(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

e)            Mechanics of Conversion

i.            Delivery of Conversion Shares Upon Conversion. Not later than three (3) Business Days after the Conversion Date, the Corporation shall deliver, or cause to be delivered, to such Holder a certificate or certificates representing the number of Conversion Shares being acquired upon the conversion of the Preferred Stock, which Conversion Shares shall contain or be subject to the following restrictive legend:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

ii.            Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times from and after the Authorized Share Increase reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 7) upon the conversion of the then outstanding shares of Preferred Stock hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

iii.            Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock, and instead the number of shares issued shall be rounded down to the next whole share.

iv.            Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

Section 7.     Certain Other Adjustments.

a)            Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a dividend or distribution payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the number of Conversion Shares shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately after such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately before such event. Any adjustment made pursuant to this Section 7(a) shall become effective (1) with respect to a dividend or distribution, immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and (2) with respect to a subdivision, combination or re-classification, immediately after the effective date of such event.

b)            Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will, upon the conversion of such Holder’s shares of Preferred Stock, be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder would have acquired had such conversion occurred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

c)            Adjustment for Merger or Consolidation. If there shall occur any consolidation or merger involving the Corporation in which the Common Stock (but not a series of the Corporation’s preferred stock) is converted into or exchanged for securities, cash, or other property (other than a transaction covered by Sections 7(a) or 7(b)), then, following any such consolidation or merger, provision shall be made that each share of Preferred Stock shall thereafter be convertible, in lieu of the Common Stock into which it was convertible prior to such event, into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share Preferred Stock immediately prior to such consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 7 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 7 shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock.

d)            Calculations. All calculations under this Section 7 shall be made to the nearest 1/100th of a share. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

Section 8.     Redemption upon Corporation Sale. In the event of a Corporation Sale (other than a Corporation Sale to which Section 7(c) applies), each share of outstanding Preferred Stock shall be redeemed by the Corporation by paying the Holder thereof an amount equal to the amount such Holder would have received in connection with such Corporation Sale had such Holder converted such share of Preferred Stock into Common Stock immediately prior to such Corporation Sale (without giving effect to any limitations on conversion set forth in Section 6), all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”). Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall redeem a pro rata portion of each Holder’s shares of Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders.

Section 9.     Miscellaneous.

a)            Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder shall be in writing and delivered in person or mailed by first class mail, postage prepaid, overnight courier or transmitted by facsimile transmission or electronic transmission in PDF format to the Corporation at the address of its principal office at Teligent, Inc., 105 Lincoln Avenue, Buena, NJ 08310, Attention: Timothy B. Sawyer and Philip K. Yachmetz, with a copy to K&L Gates LLP, 599 Lexington Avenue, New York City, New York 10022, Attention: Whitney J. Smith, and to K&L Gates LLP, 300 South Tryon Street, Suite 1000, Charlotte, North Carolina 28202, Attention: Sean M. Jones, or such other address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 9. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered in person or mailed by first class mail, postage prepaid, overnight courier or transmitted by facsimile transmission or electronic transmission in PDF format addressed to each Holder at the address of such Holder appearing on the books of the Corporation.

b)            Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

c)            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. The Corporation and each Holder irrevocably submits to the exclusive jurisdiction of (a) the Court of Chancery of the State of Delaware, and (b) the United States District Court sitting in New Castle County in the State of Delaware, for the purposes of any action arising out of this Agreement or any transaction contemplated hereby. The Corporation and each Holder agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated hereby shall be commenced either in the Court of Chancery of the State of Delaware or if such action may not be brought in such court for jurisdictional reasons, in the United States District Court sitting in New Castle County in the State of Delaware. The Corporation and each Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. The Corporation and each Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If the Corporation or any Holder shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

d)            Waiver. Any of the rights, powers, privileges and other terms of the Preferred Stock set forth in this Certificate of Designation may be waived prospectively or retrospectively on behalf of all Holders by the affirmative written consent or vote of the Holders of a majority of the then outstanding shares of the Preferred Stock.

e)            Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

f)            Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

g)            Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

h)            Status of Converted or Redeemed Preferred Stock. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series D Convertible Preferred Stock.

*********************

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be, and they hereby are, authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 25th day of January 2021.

/s/ Timothy B. Sawyer	/s/ Philip K. Yachmetz
Name: Timothy B. Sawyer	Name: Philip K. Yachmetz
Title: President	Title: Corporate Secretary

APPENDIX C

TELIGENT, INC. 2021 OMNIBUS INCENTIVE PLAN

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Subsidiaries’ ability to attract and retain employees, Consultants and Non-Employee Directors, and to motivate such employees, Consultants, and Non-Employee Directors to serve the Company and its Subsidiaries and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options (nonstatutory and incentive), stock appreciation rights, restricted shares, restricted stock units, other stock-based awards, and cash awards. Any of these awards may—but need not—be made as performance incentives to reward attainment of performance goals in accordance with the terms and conditions hereof. Upon becoming effective, the Plan replaces, and no further awards may be made under, the Prior Plan.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions will apply:

2.1.           “Affiliate” means any company or other trade or business that “controls,” is “controlled by” or is “under common control with,” the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary.

2.2.           “Award” means a grant, under the Plan, of an Option, a SAR, Restricted Shares, RSUs, an Other Stock-Based Award, a cash award or a Substitute Award.

2.3.           “Award Agreement” means a written agreement between the Company and a Grantee, or notice from the Company or a Subsidiary to a Grantee that evidences and sets out the terms and conditions of an Award.

2.4.           “Beneficial Owner” will have the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, that Person will be deemed to have beneficial ownership of all securities that the Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have corresponding meanings.

2.5.           “Board” means the Board of Directors of the Company.

2.6.           “Business Combination” means the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company.

2.7.           “Cause” will be defined as that term is defined in the Grantee’s offer letter or other applicable employment agreement. If there is no such definition, “Cause” means, as determined by the Company and unless otherwise provided in the applicable Award Agreement, (a) the commission of any act by the Grantee constituting financial dishonesty against the Company or its Affiliates, (b) the Grantee’s engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment that would adversely affect the business or the reputation of the Company or any of its Affiliates with their respective current or prospective customers, suppliers, lenders or other third parties with whom such entity does or might do business or expose the Company or any of its Affiliates to a risk of civil or criminal legal damages, liabilities or penalties, (c) the repeated failure by the Grantee to follow the directives of the chief executive officer of the Company or any of its Affiliates or the Board or (d) any material misconduct, violation of Company or Affiliate policy, or willful and deliberate non-performance of duty by the Grantee in connection with the business affairs of the Company or its Affiliates. A Separation from Service for Cause will be deemed to include a determination by the Company following the Grantee’s Separation from Service that circumstances existing prior to the Separation from Service would have entitled the Company or an Affiliate to have terminated the Grantee’s service for Cause. All rights a Grantee has or may have under the Plan will be suspended automatically during the pendency of any investigation by the Company, or during any negotiations between the Company and the Grantee, regarding any actual or alleged act or omission by the Grantee of the type described in the applicable definition of Cause.

2.8.          “Change in Control” means, except as provided otherwise by the Board, the occurrence of any of the following events:

(1)            The acquisition by any Person of Beneficial Ownership of 50% or more of the outstanding voting power, provided that the following acquisitions will not constitute a Change in Control for purposes of this Section 2.8(1): (A) any acquisition directly from the Company; (B) any acquisition by the Company or any of its Subsidiaries; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries; or (D) any acquisition by any corporation under a transaction that complies with clauses (A), (B) and (C) of Section 2.8(3); or

(2)            Individuals who at the beginning of any two-year period constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual who becomes a director of the Company during such two-year period and whose election, or whose nomination for election by the Stockholders, to the Board was either (A) approved by a vote of at least a majority of the directors then comprising the Incumbent Board or (B) recommended by a nominating committee comprised entirely of directors who are then Incumbent Board members will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), other actual or threatened solicitation of proxies or consents or an actual or threatened tender offer; or

(3)            Consummation of a Business Combination, unless after the Business Combination (A) all or substantially all of the Persons who were the Beneficial Owners, respectively, of the outstanding shares and outstanding voting securities immediately before the Business Combination own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company, as the case may be, of the entity resulting from the Business Combination (including an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately before such Business Combination, of the outstanding voting securities (provided that for purposes of this clause (A) any shares of common stock or voting securities of such resulting entity received by such Beneficial Owners in such Business Combination other than as the result of such Beneficial Owners’ ownership of outstanding shares or outstanding voting securities immediately before such Business Combination will not be considered to be owned by such Beneficial Owners for the purposes of calculating their percentage of ownership of the outstanding common stock and voting power of the resulting entity); (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from the Business Combination) becomes the Beneficial Owner, directly or indirectly, of 30% or more of the combined voting power of the then outstanding voting securities of such entity resulting from the Business Combination unless such Person owned 30% or more of the outstanding shares or outstanding voting securities immediately before the Business Combination; and (C) at least a majority of the members of the Board of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

(4)            Approval by the Stockholders of a complete liquidation or dissolution of the Company.

For purposes of Section 2.8(3), any Person who acquires outstanding voting securities of the entity resulting from the Business Combination by virtue of ownership, before such Business Combination, of outstanding voting securities of both the Company and the entity or entities with which the Company is combined will be treated as two Persons after the Business Combination, who will be treated as owning outstanding voting securities of the entity resulting from the Business Combination by virtue of ownership, before such Business Combination of, respectively, outstanding voting securities of the Company, and of the entity or entities with which the Company is combined.

Solely to the extent required by Code § 409A, an event described above will not constitute a Change in Control for purposes of the payment (but not vesting) terms and conditions of any Award subject to Code § 409A unless such event also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets within the meaning of Code § 409A.

2.9.           “Code” means the Internal Revenue Code of 1986.

2.10.         “Committee” means the Compensation Committee of the Board or any committee or other person or persons designated by the Board to administer the Plan. The Board will cause the Committee to satisfy the applicable requirements of any securities exchange on which the Common Stock may then be listed. For purposes of Awards to Grantees who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Committee who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. All references in the Plan to the Board will mean such Committee or the Board.

2.11.         “Company” means Teligent, Inc., a Delaware corporation.

2.12.         “Common Stock” means the common stock of the Company, par value $0.01 per share.

2.13.         “Consultant” means any person, except an employee or Non-Employee Director, engaged by the Company or any Subsidiary, to render personal services to such entity, including as an advisor, under a written agreement and who qualifies as a consultant or advisor under Form S-8.

2.14.         “Corporate Transaction” means a reorganization, merger, statutory share exchange, consolidation, sale of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity by the Company, or other corporate transaction involving the Company or any of its Subsidiaries.

2.15.         “Detrimental Conduct” means, as determined by the Company, the Grantee’s serious misconduct or unethical behavior, including (1) any violation by the Grantee of a restrictive covenant agreement that the Grantee has entered into with the Company or an Affiliate (covering, for example, confidentiality, non-competition, non-solicitation or non-disparagement), (2) any conduct by the Grantee that could result in the Grantee’s Separation from Service for Cause, (3) the commission of a criminal act by the Grantee, whether or not performed in the workplace, that subjects, or if generally known would subject, the Company or an Affiliate to public ridicule or embarrassment, or other improper or intentional conduct by the Grantee causing reputational harm to the Company, an Affiliate, or a client or former client of the Company or an Affiliate, (4) the Grantee’s breach of a fiduciary duty owed to the Company or an Affiliate or a client or former client of the Company or an Affiliate, (5) the Grantee’s intentional violation, or grossly negligent disregard, of the Company’s or an Affiliate’s policies, rules or procedures or (6) the Grantee taking any action that result in a need to restate financial results in a subsequent reporting period or that result in a significant financial loss to the Company or its Affiliates.

2.16.         “Disability” will be defined as that term is defined in the Grantee’s offer letter or other applicable employment agreement; or, if there is no such definition, “Disability” means, as determined by the Company and unless otherwise provided in the applicable Award Agreement, the Grantee is unable to perform each of the essential duties of the Grantee’s position by reason of a medically determinable physical or mental impairment that is potentially permanent in character or that can be expected to last for a continuous period of not less than 12 months, provided that with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s employment, “Disability” means “permanent and total disability” as set forth in Code § 22(e)(3).

2.17.         “Effective Date” means [Date], the date the Plan was approved by the Stockholders.

2.18.         “Exchange Act” means the Securities Exchange Act of 1934.

2.19.         “Fair Market Value” of a Share as of a particular date means (1) if the Shares are listed on a national securities exchange, the closing price of a Share as quoted on such exchange or other comparable reporting system for the first regular trading day immediately preceding the applicable date, or (2) if the Shares are not then listed on a national securities exchange, the closing price of a Share quoted by an established quotation service for over-the-counter securities for the first trading day immediately preceding the applicable date, or (3) if the Shares are not then listed on a national securities exchange or quoted by an established quotation service for over-the-counter securities, or the value of the Shares is not otherwise determinable, such value as determined by the Board. Notwithstanding the foregoing, if the Board determines that an alternative definition of Fair Market Value should be used in connection with the grant, exercise, vesting, settlement, or payout of any Award, it may specify such alternative definition in the applicable Award Agreement. Such alternative definition may include a price that is based on the opening, actual, high, low, or average selling prices of a Share on the applicable securities exchange on the given date, the trading date preceding the given date, the trading date next succeeding the given date, or an average of trading days.

2.20.         “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than 50% of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than 50% of the voting interests.

2.21.         “GAAP” means U.S. Generally Accepted Accounting Principles.

2.22.         “Grant Date” means the latest to occur of (1) the date as of which the Board approves an Award, (2) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 or (3) such other date as may be specified by the Board in the Award Agreement.

2.23.         “Grantee” means a person who receives or holds an Award.

2.24.         “Incentive Stock Option” means an Option that is an “incentive stock option” within the meaning of Code § 422.

2.25.         “Non-Employee Director” means a member of the Board who is not an employee.

2.26.         “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

2.27.         “Option” means an option to purchase one or more Shares under the Plan.

2.28.         “Option Price” means the exercise price for each Share subject to an Option.

2.29.         “Other Stock-Based Award” means Awards consisting of Share units, or other Awards, valued in whole or in part by reference to, or otherwise based on, Common Stock, other than Options, SARs, Restricted Shares and RSUs.

2.30.         “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 12) over a performance period established by the Board.

2.31.         “Person” means a person as defined in Exchange Act § 13(d)(3).

2.32.         “Plan” means this Teligent, Inc. 2021 Omnibus Incentive Plan.

2.33.         “Prior Plan” means the Teligent, Inc. 2016 Equity Incentive Plan (as amended on May 21, 2018 and July 15, 2020).

2.34.         “Purchase Price” means the purchase price for each Share under a grant of Restricted Shares.

2.35.         “Restricted Period” will have the meaning set forth in Section 10.1.

2.36.         “Restricted Shares” means restricted Shares awarded to a Grantee under Section 10.

2.37.         “RSU” means a restricted share unit, which is a bookkeeping entry representing the equivalent of Shares, awarded to a Grantee under Section 10.

2.38.         “SAR” means a stock appreciation right, which is a right granted to a Grantee under Section 9.

2.39.         “SAR Exercise Price” means the per Share exercise price of a SAR granted under Section 9.

2.40.         “Securities Act” means the Securities Act of 1933.

2.41.         “Separation from Service” means the termination of the applicable Grantee’s employment with, and performance of services for, the Company and each Affiliate. Unless otherwise determined by the Company, if a Grantee’s employment or service with the Company or an Affiliate terminates but the Grantee continues to provide services to the Company or an Affiliate in a non-employee director capacity or as an employee, officer, or consultant, as applicable, such change in status will not be deemed a Separation from Service. A Grantee employed by, or performing services for, an Affiliate or a division of the Company or an Affiliate will not be deemed to incur a Separation from Service if such Affiliate or division ceases to be an Affiliate or division of the Company, as the case may be, and the Grantee immediately thereafter becomes an employee of (or service provider to), or member of the board of directors of, the Company or an Affiliate or a successor company or an affiliate or subsidiary thereof. Approved temporary absences from employment because of illness, vacation, or leave of absence and transfers among the Company and its Affiliates will not be considered Separations from Service. Notwithstanding the foregoing, with respect to any Award that constitutes nonqualified deferred compensation under Code § 409A, “Separation from Service” will mean a “separation from service” as defined under Code § 409A.

2.42.         “Service Provider” means an employee, officer, Non-Employee Director, or Consultant of the Company or an Affiliate.

2.43.         “Share” means one share of Common Stock.

2.44.         “Stockholder” means a stockholder of the Company.

2.45.         “Subsidiary” means any corporation, partnership, joint venture, affiliate, or other entity in which the Company owns more than 50% of the voting stock or voting ownership interest, as applicable, or any other business entity designated by the Board as a Subsidiary for purposes of the Plan.

2.46.         “Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or with which the Company or a Subsidiary combines.

2.47.         “10% Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Code § 424(d) will be applied.

2.48.         “Termination Date” means the date that is ten years after the Effective Date, unless the Plan is earlier terminated by the Board under Section 5.2.

3.	ADMINISTRATION OF THE PLAN

3.1.            General

The Board will have such powers and authorities related to the administration of the Plan as are consistent with the Company’s articles of incorporation and bylaws and applicable law. The Board will have the power and authority to delegate its powers and responsibilities hereunder to the Committee, which will have full authority to act in accordance with its charter, and with respect to the authority of the Board to act hereunder, all references to the Board will be deemed to include a reference to the Committee, to the extent such power or responsibilities have been delegated. Except as specifically provided in Section 14 or as otherwise may be required by applicable law, regulatory requirement, or the articles of incorporation or the bylaws of the Company, the Board will have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and will have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and conditions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The Committee will administer the Plan; provided that the Board will retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed. The interpretation and construction by the Board of the Plan, any Award, or any Award Agreement will be final, binding, and conclusive. Without limitation, the Board will have full and final authority, subject to the other terms and conditions of the Plan, to (1) designate Grantees, (2) determine the type or types of Awards to be made to a Grantee, (3) determine the number of Shares to be subject to an Award, (4) establish the terms and conditions of each Award (including the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the Shares subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options), (5) prescribe the form of each Award Agreement and (6) amend, modify or supplement the terms and conditions of any outstanding Award, including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the U.S. to recognize differences in local law, tax policy or custom.

To the extent permitted by applicable law, the Board may delegate its authority as identified herein to any individual or committee of individuals (who need not be directors), including the authority to make Awards to Grantees who are not subject to Exchange Act § 16. To the extent that the Board delegates its authority to make Awards as provided by this Section 3.1, all references in the Plan to the Board’s authority to make Awards and determinations with respect thereto will be deemed to include the Board’s delegate. Any such delegate will serve at the pleasure of, and may be removed at any time by the Board.

3.2.	No Repricing

Notwithstanding any other term or condition of the Plan, the repricing of Options or SARs is prohibited without prior approval of the Stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing an Option or SAR to lower its Option Price or SAR Exercise Price; (2) any other action that is treated as a “repricing” under GAAP; and (3) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR Exercise Price is greater than the Fair Market Value of the underlying Shares in exchange for another Award, unless the actions contemplated in clauses (1), (2) or (3) occur in connection with a change in capitalization or similar change under Section 15. A cancellation and exchange under clause (3) would be considered a “repricing” regardless of whether it is treated as a “repricing” under GAAP and regardless of whether it is voluntary on the part of the Grantee.

3.3.	Separation from Service for Cause

The Company may annul an Award if the Grantee incurs a Separation from Service for Cause.

3.4.	Clawbacks

All awards, amounts or benefits received or outstanding under the Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with any Company clawback or similar policy or any applicable law related to such actions. A Grantee’s acceptance of an Award will be deemed to constitute the Grantee’s acknowledgement of and consent to the Company’s application, implementation, and enforcement of any applicable Company clawback or similar policy that may apply to the Grantee, whether adopted before or after the Effective Date, and any applicable law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Grantee’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or applicable law, without further consideration or action.

3.5.	Detrimental Conduct

Except as otherwise provided by the Board, notwithstanding any other term or condition of the Plan, if a Grantee engages in Detrimental Conduct, whether during the Grantee’s service or after the Grantee’s Separation from Service, in addition to any other penalties or restrictions that may apply under the Plan, state law, or otherwise, the Grantee will forfeit or pay to the Company (a) any and all outstanding Awards granted to the Grantee, including Awards that have become vested or exercisable, (b) any cash or Shares received by the Grantee in connection with the Plan within the 36-month period immediately before the date the Company determines the Grantee has engaged in Detrimental Conduct and (c) the profit realized by the Grantee from the sale, or other disposition for consideration, of any Shares received by the Grantee in connection with the Plan within the 36-month period immediately before the date the Company determines the Grantee has engaged in Detrimental Conduct.

3.6.	Deferral Arrangement

The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Code § 409A, which may include terms and conditions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred units.

3.7.	No Liability

No member of the Board will be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.

3.8.	Book Entry

Notwithstanding any other term or condition of the Plan, the Company may elect to satisfy any requirement under the Plan for the delivery of stock certificates through the use of book-entry.

4.	shares SUBJECT TO THE PLAN

4.1.	Authorized Number of Shares

Subject to adjustment under Section 15, the total number of Shares authorized to be awarded under the Plan will not exceed the sum of (1) 16,000,000 and (2) the number of Shares available for the grant of awards as of the Effective Date under the Prior Plan. In addition, Shares underlying any outstanding award granted under the Prior Plan that, after the Effective Date, expires, or is terminated, surrendered, or forfeited for any reason without issuance of Shares will be available for the grant of new Awards. As provided in Section 1, no new awards will be granted under the Prior Plan after the Effective Date. Shares issued under the Plan will consist in whole or in part of authorized but unissued Shares, treasury Shares, or Shares purchased on the open market or otherwise, all as determined by the Company from time to time. Subject to adjustment under Section 15, 16,000,000 Shares available for issuance under the Plan will be available for issuance as Incentive Stock Options.

4.2.	Share Counting

Each Share granted in connection with an Award will be counted as one Share against the limit in Section 4.1, subject to this Sections 4.2. Share-based Performance Awards will be counted assuming maximum performance results (if applicable) until such time as actual performance results can be determined. Any Award settled in cash will not be counted as Shares for any purpose under the Plan. If any Award expires, or is terminated, surrendered, or forfeited, in whole or in part, the unissued Shares covered by that Award will again be available for the grant of Awards. In the case of any Substitute Award, such Substitute Award will not be counted against the number of Shares reserved under the Plan.

The full number of Shares with respect to which an Option or SAR is granted will count against the aggregate number of Shares available for grant under the Plan. Accordingly, if in accordance with the Plan, a Grantee pays the Option Price for an Option by either tendering previously owned Shares or having the Company withhold Shares, then such Shares surrendered to pay the Option Price will continue to count against the aggregate number of Shares available for grant under the Plan set forth in Section 4.1. In addition, if in accordance with the Plan, a Grantee satisfies any tax withholding requirement with respect to any taxable event arising as a result of the Plan by either tendering previously owned Shares or having the Company withhold Shares, then such Shares surrendered to satisfy such tax withholding requirements will continue to count against the aggregate number of Shares available for grant under the Plan set forth in Section 4.1. Any Shares repurchased by the Company with cash proceeds from the exercise of Options will not be added back to the pool of Shares available for grant under the Plan set forth in Section 4.1.

4.3.	Award Limits for Non-Employee Directors

The maximum value of Awards granted during any calendar year to any Non-Employee Director, taken together with any cash fees paid to that Non-Employee Director during the calendar year and the value of awards granted to the Non-Employee Director under any other equity compensation plan of the Company during the calendar year, will not exceed $350,000 in total value (based on the Fair Market Value of the Shares underlying the Award as of the Grant Date for Restricted Shares, RSUs, and Other Stock-based Awards, and based on the Grant Date fair value for accounting purposes for Options and SARs). Awards granted to Non-Employee Directors upon their initial election to the Board will not count towards the limits in this paragraph. The Board may make exceptions to the limits in this paragraph in extraordinary circumstances for individual Non-Employee Directors, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.	Term

The Plan will be effective as of the Effective Date, provided that it has been approved by the Stockholders. The Plan will terminate automatically on the ten-year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 5.2.

5.2.	Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards that have not been made. An amendment will be contingent on approval of the Stockholders to the extent stated by the Board, required by applicable law, or required by applicable securities exchange listing requirements. Notwithstanding the foregoing, any amendment to Section 3.2 will be contingent upon the approval of the Stockholders. No Awards may be granted after the Termination Date. The applicable terms and conditions of the Plan, and any terms and conditions applicable to Awards granted before the Termination Date will survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension, or termination of the Plan will, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.	Service Providers

Awards may be made to any Service Provider as the Board may determine and designate from time to time.

6.2.	Successive Awards

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3.	Stand-Alone, Additional, Tandem, and Substitute Awards

The Board may grant Awards either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Grantee to receive payment from the Company or any Subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board will have the right to require the surrender of such other Award in consideration for the grant of the new Award. Subject to Section 3.2, the Board will have the right to make Awards in substitution or exchange for any other award under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Subsidiary, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, RSUs or Restricted Shares).

7.	AWARD AGREEMENT

Each Award will be evidenced by an Award Agreement, in such form or forms as the Board will from time to time determine. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice that provides that acceptance of the Award constitutes acceptance of all terms and conditions of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar terms and conditions but will be consistent with the terms and conditions of the Plan. Each Award Agreement evidencing an Award of Options will specify whether such Options are intended to be Nonstatutory Stock Options or Incentive Stock Options, and in the absence of such specification such options will be deemed Nonstatutory Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1.	Option Price

The Option Price of each Option will be fixed by the Board and stated in the related Award Agreement. The Option Price of each Option (except those that constitute Substitute Awards) will be at least the Fair Market Value on the Grant Date of a Share, provided that in the event that a Grantee is a 10% Stockholder as of the Grant Date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option will be not less than 110% of the Fair Market Value of a Share on the Grant Date. In no case will the Option Price of any Option be less than the par value of a Share.

8.2.	Vesting

Subject to Section 8.3, each Option will become exercisable at such times and under such terms and conditions (including performance requirements) as may be determined by the Board and stated in the Award Agreement.

8.3.	Term

Each Option will terminate, and all rights to purchase Shares thereunder will cease, upon the expiration of a period not to exceed ten years from the Grant Date, or under such circumstances and on any date before ten years from the Grant Date as may be set forth in the Plan or as may be fixed by the Board and stated in the related Award Agreement, provided that in the event that the Grantee is a 10% Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the Grant Date will not be exercisable after the expiration of five years from its Grant Date.

8.4.	Limitations on Exercise of Option

Notwithstanding any other term or condition of the Plan, in no event may any Option be exercised, in whole or in part, before the date the Plan is approved by the Stockholders as provided herein or after the occurrence of an event that results in termination of the Option.

8.5.	Method of Exercise

An Option that is exercisable may be exercised by the Grantee’s delivery of a notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.

8.6.	Rights of Holders of Options

Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option will have none of the rights of a Stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject Shares) until the Shares covered thereby are fully paid and issued to him. Except as provided in Section 15 or the related Award Agreement, no adjustment will be made for dividends, distributions, or other rights for which the record date is before the date of such issuance.

8.7.	Limitations on Incentive Stock Options

An Option will constitute an Incentive Stock Option only if the Grantee of the Option is an employee of the Company or any Subsidiary of the Company and to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation will be applied by taking Options into account in the order in which they were granted.

9.	TERMS AND CONDITIONS OF SARS

9.1.	Right to Payment

A SAR will confer on the Grantee a right to receive, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise over (2) the SAR Exercise Price. The Award Agreement for a SAR (except those that constitute Substitute Awards) will specify the SAR Exercise Price, which will be fixed on the Grant Date as not less than the Fair Market Value of a Share on that date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option after the Grant Date of such Option will have a SAR Exercise Price that is equal to the Option Price, provided that the SAR Exercise Price may not be less than the Fair Market Value of a Share on the Grant Date of the SAR to the extent required by Code § 409A.

9.2.	Other Terms

The Board will determine at the Grant Date the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs will cease to be or become exercisable after Separation from Service or upon other terms or conditions, the method of exercise, whether or not a SAR will be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3.	Term of SARs

The term of a SAR granted under the Plan will be determined by the Board, provided that such term will not exceed ten years.

9.4.	Payment of SAR Amount

Upon exercise of a SAR, a Grantee will be entitled to receive payment from the Company (in cash or Shares) in an amount determined by multiplying (1) the difference between the Fair Market Value of a Share on the date of exercise over the SAR Exercise Price by (2) the number of Shares with respect to which the SAR is exercised.

10.	TERMS AND CONDITIONS OF RESTRICTED SHARES AND RSUS

10.1.	Restrictions

At the time of grant, the Board may establish a period of time (a “Restricted Period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Shares or RSUs in accordance with Section 12. Each Award of Restricted Shares or RSUs may be subject to a different Restricted Period and additional restrictions. Neither Restricted Shares nor RSUs may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or before the satisfaction of any other applicable restrictions.

10.2.	Restricted Share Certificates

The Company will issue, in the name of each Grantee to whom Restricted Shares have been granted, stock certificates or other evidence of ownership representing the total number of Restricted Shares granted to the Grantee, as soon as reasonably practicable after the Grant Date.

10.3.	Rights of Holders of Restricted Shares

Unless the Board otherwise provides in an Award Agreement and subject to Section 17.10, holders of Restricted Shares will have rights as Stockholders, including voting and dividend rights.

10.4.	Rights of Holders of RSUs

RSUs may be settled in cash or Shares, as determined by the Board and set forth in the Award Agreement. The Award Agreement will also set forth whether the RSUs will be settled within the time period specified for “short term deferrals” under Code § 409A or otherwise within the requirements of Code § 409A, in which case the Award Agreement will specify upon which events such RSUs will be settled.

Unless otherwise stated in the applicable Award Agreement and subject to Section 17.10, holders of RSUs will not have rights as Stockholders, including no voting or dividend or dividend equivalents rights. A holder of RSUs will have no rights other than those of a general creditor of the Company. RSUs represent an unfunded and unsecured obligation of the Company, subject to the applicable Award Agreement.

10.5.	Purchase of Restricted Shares

The Grantee will be required, to the extent required by applicable law, to purchase Restricted Shares from the Company at a Purchase Price equal to the greater of (1) the aggregate par value of the Restricted Shares or (2) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by services already rendered. The Purchase Price will be payable in a form described in Section 11 or, if permitted by the Board, in consideration for past services rendered.

10.6.	Delivery of Shares

Upon the expiration or termination of any Restricted Period and the satisfaction of any other terms and conditions prescribed by the Board, the restrictions applicable to Restricted Shares or RSUs settled in Shares will lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such Shares will be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED SHARES

11.1.	General Rule

Payment of the Option Price for an Option or the Purchase Price for Restricted Shares will be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11.

11.2.	Surrender of Shares

To the extent the Award Agreement so provides, payment of the Option Price for an Option or the Purchase Price for Restricted Shares may be made all or in part through the tender to, or withholding by, the Company of Shares that will be valued, for purposes of determining the extent to which the Option Price or Purchase Price for Restricted Shares has been paid thereby, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already owned Shares may be authorized only at the time of grant.

11.3.	Cashless Exercise

With respect to an Option only (and not with respect to Restricted Shares), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3.

11.4.	Other Forms of Payment

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price for Restricted Shares may be made in any other form that is consistent with applicable laws, regulations, and rules, including the Company’s withholding of Shares otherwise due to the exercising Grantee.

12.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance terms conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance terms or conditions.

13.	other sTOCK-based awards

Other Stock-Based Awards may be granted either alone or in addition to or in conjunction with other Awards. Other Stock-Based Awards may be granted in lieu of other cash or other compensation to which a Service Provider is entitled from the Company or may be used in the settlement of amounts payable in Shares under any other compensation plan or arrangement of the Company. Subject to the terms and conditions of the Plan, the Board will determine the persons to whom and the time or times at which such Awards may be made, the number of Shares to be granted under such Awards, and all other terms and conditions of such Awards. Unless the Board determines otherwise, any such Award will be confirmed by an Award Agreement, which will contain such terms and conditions as the Board determines to be necessary or appropriate to carry out the intent of the Plan with respect to such Award.

Any Shares subject to Awards made under this Section 13 may not be sold, assigned, transferred, pledged or otherwise encumbered before the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

14.	REQUIREMENTS OF LAW

14.1.	General

The Company will not be required to sell or issue any Shares under any Award if the sale or issuance of such Shares would constitute a violation by the Grantee, any other individual, or the Company of any law or regulation of any governmental authority, including any federal or state securities laws or regulations. If at any time the Company determines that the listing, registration, or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a term or condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be issued or sold to the Grantee or any other individual exercising an Option unless such listing, registration, qualification, consent or approval will have been effected or obtained free of any terms and conditions not acceptable to the Company, and any delay caused thereby will in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Company will not be required to sell or issue such Shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such Shares under an exemption from registration under the Securities Act. The Company may, but will not be obligated to, register any securities covered hereby under the Securities Act. The Company will not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Shares under the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option will not be exercisable until the Shares covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) will be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

14.2.	Rule 16b-3

During any time when the Company has a class of equity security registered under Exchange Act § 12, it is the intent of the Company that Awards and the exercise of Options granted to officers and directors hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any term or condition of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it will be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and will not affect the validity of the Plan. If Rule 16b-3 is revised or replaced, the Board may modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15.	EFFECT OF CHANGES IN CAPITALIZATION

15.1.	Changes in Common Stock

If (1) the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such Shares effected without receipt of consideration by the Company occurring after the Effective Date or (2) any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Company occurs, (A) the number and kinds of shares for which grants of Awards may be made (including the per-Grantee maximums set forth in Section 4), (B) the number and kinds of shares for which outstanding Awards may be exercised or settled, and (C) the performance goals relating to outstanding Awards, will be equitably adjusted by the Company; provided that any such adjustment will comply with Code § 409A. In addition, in the event of any such increase or decease in the number of outstanding shares or other transaction described in clause (2) above, the number and kind of shares for which Awards are outstanding and the Option Price per share of outstanding Options and SAR Exercise Price per share of outstanding SARs will be equitably adjusted, provided that any such adjustment will comply with Code § 409A.

15.2.	Effect of Certain Transactions

Except as otherwise provided in an Award Agreement, in the event of a Corporate Transaction, the Plan and the Awards will continue in effect in accordance with their respective terms, except that after a Corporate Transaction either (1) each outstanding Award will be treated as provided for in the agreement entered into in connection with the Corporate Transaction or (2) if not so provided in such agreement, each Grantee will be entitled to receive in respect of each Share subject to any outstanding Awards, upon exercise or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property, or other consideration that each Stockholder was entitled to receive in the Corporate Transaction in respect of one Share. Unless otherwise determined by the Board, such stock, securities, cash, property or other consideration will remain subject to all of the terms and conditions (including performance criteria) that were applicable to the Awards before such Corporate Transaction. Without limiting the generality of the foregoing, the treatment of outstanding Options and SARs under this Section 15.2 in connection with a Corporate Transaction in which the consideration paid or distributed to the Stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding Options and SARs upon consummation of the Corporate Transaction as long as, at the election of the Board, (A) the holders of affected Options and SARs have been given a period of at least 15 days before the date of the consummation of the Corporate Transaction to exercise the Options or SARs (to the extent otherwise exercisable) or (B) the holders of the affected Options and SARs are paid (in cash or cash equivalents) in respect of each Share covered by the Option or SAR being canceled an amount equal to the excess, if any, of the per Share price paid or distributed to Stockholders in the Corporate Transaction (the value of any noncash consideration to be determined by the Board) over the Option Price or SAR Exercise Price, as applicable. For avoidance of doubt, (i) the cancellation of Options and SARs under clause (B) of the preceding sentence may be effected notwithstanding any other term or condition of the Plan or any Award Agreement and (ii) if the amount determined under clause (B) of the preceding sentence is zero or less, the affected Option or SAR may be cancelled without any payment therefore. The treatment of any Award as provided in this Section 15.2 will be conclusively presumed to be appropriate for purposes of Section 15.1.

15.3.	Change in Control

For any Awards outstanding as of the date of a Change in Control, either of the following provisions will apply, depending on whether, and the extent to which, Awards are assumed, converted, or replaced by the resulting entity in a Change in Control, unless otherwise provided by the Award Agreement:

(1)            To the extent such Awards are not assumed, converted or replaced by the resulting entity in the Change in Control, then upon the Change in Control such outstanding Awards that may be exercised will become fully exercisable, all restrictions with respect to such outstanding Awards, other than for Performance Awards, will lapse and become vested and nonforfeitable, and for any outstanding Performance Awards the target payout opportunities attainable under such Awards will be deemed to have been fully earned as of the Change in Control based upon the greater of (A) an assumed achievement of all relevant performance goals at the “target” level or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control.

(2)            To the extent such Awards are assumed, converted, or replaced by the resulting entity in the Change in Control, if, within 24 months after the date of the Change in Control, the Service Provider has a Separation from Service by the Company other than for Cause (which may include a Separation from Service by the Service Provider for “good reason” if provided in the applicable Award Agreement), then such outstanding Awards that may be exercised will become fully exercisable, all restrictions with respect to such outstanding Awards, other than for Performance Awards, will lapse and become vested and nonforfeitable, and for any outstanding Performance Awards the target payout opportunities attainable under such Awards will be deemed to have been fully earned as of the Separation from Service based on the greater of an assumed achievement of all relevant performance goals at the “target” level or the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control.

15.4.	Adjustments

Adjustments under this Section 15 related to Share or other securities of the Company will be made by the Board. No fractional Shares or other securities will be issued under any such adjustment, and any fractions resulting from any such adjustment will be eliminated in each case by rounding downward to the nearest whole Share.

16.	No Limitations on Company

The grant of Awards will not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

17.	TERMS APPLICABLE GENERALLY TO AWARDS

17.1.	Disclaimer of Rights

No term or condition of the Plan or any Award Agreement will be construed to confer upon any individual the right to remain in the employ or service of the Company or any Subsidiary, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding any other term or condition of the Plan, unless otherwise stated in the applicable Award Agreement, no Award will be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider. The obligation of the Company to pay any benefits under the Plan will be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the terms and conditions prescribed herein. The Plan will in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the Plan.

17.2.	Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the Stockholders for approval will be construed as creating any limitations on the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including the granting of Options as the Board determines desirable.

17.3.	Withholding Taxes

The Company or a Subsidiary, as the case may be, will have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (1) with respect to the vesting of or other lapse of restrictions applicable to an Award, (2) upon the issuance of any Shares upon the exercise of an Option or SAR or (3) otherwise due in connection with an Award. At the time of such vesting, lapse, or exercise, the Grantee will pay to the Company or the Subsidiary, as the case may be, any amount that the Company or the Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. The Company or the Subsidiary, as the case may be, may require or permit the Grantee to satisfy such obligations, in whole or in part, (A) by causing the Company or the Subsidiary to withhold up to the maximum required number of Shares otherwise issuable to the Grantee as may be necessary to satisfy such withholding obligation or (B) by delivering to the Company or the Subsidiary Shares already owned by the Grantee. The Shares so delivered or withheld will have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the Shares used to satisfy such withholding obligation will be determined by the Company or the Subsidiary as of the date that the amount of tax to be withheld is to be determined. To the extent applicable, a Grantee may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

17.4.	Other Terms and Conditions and Employment Agreements

Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board. In the event of any conflict between the terms and conditions of an employment agreement and the Plan, the terms and conditions of the employment agreement will govern.

17.5.	Severability

If any term or condition of the Plan or any Award Agreement is determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining terms and conditions hereof and thereof will be severable and enforceable, and all terms and conditions will remain enforceable in any other jurisdiction.

17.6.	Governing Law

The Plan and all Award Agreements will be construed in accordance with and governed by the laws of the State of Delaware without regard to the principles of conflicts of law that could cause the application of the laws of any jurisdiction other than the State of Delaware. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974.

17.7.	Code § 409A

The Plan is intended to comply with Code § 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code § 409A will not be treated as deferred compensation unless applicable laws require otherwise. For purposes of Code § 409A, each installment payment under the Plan will be treated as a separate payment. Notwithstanding any other term or condition of the Plan, to the extent required to avoid accelerated taxation or tax penalties under Code § 409A, amounts that would otherwise be payable and benefits that would otherwise be provided under the Plan during the six-month period immediately after the Grantee’s Separation from Service will instead be paid on the first payroll date after the six-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Board will have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Grantee under Code § 409A and neither the Company nor the Board will have any liability to any Grantee for such tax or penalty.

17.8.	Separation from Service

The Board will determine the effect of a Separation from Service upon Awards, and such effect will be set forth in the appropriate Award Agreement. Without limiting the foregoing, the Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, the actions that may be taken upon the occurrence of a Separation from Service, including accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.

17.9.	Transferability of Awards

Except as provided in this Section 17.9, no Award will be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the Grantee, only the Grantee personally (or the Grantee’s personal representative) may exercise rights under the Plan.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member. For the purpose of this Section 17.9, a “not for value” transfer is a transfer that is (1) a gift, (2) a transfer under a domestic relations order in settlement of marital property rights; or (3) a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. After a transfer under this Section 17.9, any such Award will continue to be subject to the same terms and conditions as were applicable immediately before transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Grantee in accordance with this Section 17.9 or by will or the laws of descent and distribution.

17.10.	Dividend Equivalent Rights

If specified in the Award Agreement, the recipient of an Award may be entitled to receive dividend equivalent rights with respect to the Shares or other securities covered by an Award. The terms and conditions of a dividend equivalent right may be set forth in the Award Agreement. Dividend equivalents credited to a Grantee may be paid in cash or deemed to be reinvested in additional Shares or other securities of the Company at a price per unit equal to the Fair Market Value of a Share on the date that such dividend was paid to Stockholders. Notwithstanding the foregoing, dividends or dividend equivalents will not be paid on any Award or portion thereof that is unvested or on any Award that is subject to the achievement of performance criteria before the Award has become earned and payable.

17.11.	Data Protection

A Grantee’s acceptance of an Award will be deemed to constitute the Grantee’s acknowledgement of and consent to the collection and processing of personal data relating to the Grantee so that the Company can meet its obligations and exercise its rights under the Plan and generally administer and manage the Plan. This data will include data about participation in the Plan and Shares offered or received, purchased, or sold under the Plan and other appropriate financial and other data (such as the date on which the Awards were granted) about the Grantee and the Grantee’s participation in the Plan.

17.12.	Plan Construction

In the Plan, unless otherwise stated, the following uses apply:

(1)            references to a statute or law refer to the statute or law and any amendments and any successor statutes or laws, and to all valid and binding governmental regulations, court decisions, and other regulatory and judicial authority issued or rendered thereunder, as amended, or their successors, as in effect at the relevant time;

(2)            in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to and including”;

(3)            indications of time of day will be based upon the time applicable to the location of the principal headquarters of the Company;

(4)            the words “include,” “includes” and “including” (and the like) mean “include, without limitation,” “includes, without limitation” and “including, without limitation” (and the like), respectively;

(5)            all references to articles and sections are to articles and sections in the Plan;

(6)            all words used will be construed to be of such gender or number as the circumstances and context require;

(7)            the captions and headings of articles and sections have been inserted solely for convenience of reference and will not be considered a part of the Plan, nor will any of them affect the meaning or interpretation of the Plan;

(8)            any reference to an agreement, plan, policy, form, document or set of documents and the rights and obligations of the parties under any such agreement, plan, policy, form, document or set of documents, will mean such agreement, plan, policy, form, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(9)            all accounting terms not specifically defined will be construed in accordance with GAAP.

C-17

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. TELIGENT, INC. 105 LINCOLN AVENUE BUENA, NJ 08310 During The Meeting - Go to www.virtualshareholdermeeting.com/TLGT2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D43733-P51899 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. TELIGENT, INC. For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: ! ! ! 1. Election of Directors Nominees: 01) Carole S. Ben-Maimon, M.D. 04) R. Carter Pate For Against Abstain 02) John Celentano 03) William S. Marth 05) Thomas J. Sabatino, Jr. 06) Timothy B. Sawyer ! ! ! 3d. Eliminate the rights of holders of our common stock to vote on any amendment that relates solely to the terms of one or more outstanding series of our preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon. The Board of Directors recommends you vote FOR proposals 2, 3(a), 3(b), 3(c), 3(d), 4, 5, 6 and 7. For Against Abstain ! ! ! 2. To Approve and Adopt the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Teligent to approve a reverse stock split of the common stock. 3a. To Approve and Adopt Teligent's Second Amended and Restated Certificate of lncorporation (the Proposed Amended and Restated Certificate of Incorporation), which includes the below changes in proposals 3(b), 3(c) and 3(d) as separate proposals. The separate proposals are to approve and adopt the amendments in the Proposed Second Amended and Restated Certificate of Incorporation that: ! ! ! ! ! ! 4. To approve, effective immediately following the effectiveness of a reverse stock split at a ratio of at least one-for-three, Teligent’s 2021 Omnibus Incentive Plan. 5. To Approve an Advisory Vote on the Compensation of Teligent’s Named Executive Officers. ! ! ! ! ! ! ! ! ! 6. Ratification of the appointment of Grassi & Co., CPAs, P.C. as Teligent’s independent registered public accounting firm for 2021. 3b. Grant the Board of Directors sole authority to determine the size of the Board and to fill vacancies and newly created directorships; 7. To approve one or more adjournments of the Annual Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting cast in favor of the proposals or if there is not a quorum. 3c. Eliminate the ability of stockholders to act by written consent or electronic transmission; and ! ! ! ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D43734-P51899 TELIGENT, INC. Annual Meeting of Stockholders May 26, 2021 10:00 AM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Timothy B. Sawyer and Philip K. Yachmetz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TELIGENT, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held in a virtual meeting format via a live webcast that may be accessed at www.virtualshareholdermeeting.com/TLGT2021 at 10:00 AM EDT on May 26, 2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side